Exhibit 99.1

DEFERRED PROFIT-SHARING PLAN

FOR HOURLY EMPLOYEES

Effective January 1, 1956

(As amended and in effect as of September 1, 2009)

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DEFERRED PROFIT-SHARING PLAN FOR HOURLY EMPLOYEES

PREAMBLE

The Plan (formerly known as the Deferred Profit-Sharing Plan for Tobacco Workers) was originally adopted, effective January 1, 1956, as a profit sharing plan for the benefit of eligible Employees of the Participating Companies. The Plan is a defined contribution plan intended to be qualified under Section 401(a) of the Code. Since 1983, the Plan includes a cash or deferred arrangement qualified under Section 401(k) of the Code. Effective December 15, 2001, the Plan is also a stock bonus plan that permits Participants to elect to receive in cash their share of cash dividends paid on shares of Altria Stock held in Part D of the Fund (the investment option for Altria Stock). Effective June 1, 2007, the Plan includes (1) Company Match Contributions on behalf of Match-Eligible Employees who make Salary Reduction Contributions and/or After-Tax Contributions to the Profit-Sharing Fund, (2) a Company Contribution on behalf of each Match-Eligible Employee after the completion of twelve (12) months of Accredited Service, and (3) a Company Contribution of no less than ten percent (10%) of the Compensation of a Match-Eligible Employee who is eligible for an allocation of the Company Contribution.

Effective as of March 28, 2008, PMI and its subsidiary companies ceased to be members of the Controlled Group. Effective as of March 28, 2008, Part K (the investment option for PMI Stock) was added as an investment option under the Plan. No exchanges or rebalancings into Part K are permitted and no contributions may be invested in Part K.

Effective as of the close of business on August 31, 2009, the assets and liabilities of the Craft Plan were merged into the Plan. The Deferred Profit-Sharing Plan for Craft Employees was originally established by the spin-off of assets and liabilities allocable to Employees represented by the Craft Unions from the Plan. It has been determined to again combine the plans to form a single plan by the merger of the assets and liabilities of the Craft Plan into the Plan.

Except as otherwise provided herein, the Plan as hereinafter set forth is as amended, effective as of September 1, 2009.

ARTICLE I

DEFINITIONS

The following terms as used herein or in the Trust Agreement shall have the meanings set forth below:

1.01.    ACCOUNTS

Accounts means the aggregate of the Participant’s or Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) Company Account; Company Match Account, if any; Make-up Contribution Account, if any; Personal After-Tax Account, if any; Personal After-Tax Rollover Account, if any; Personal Before-Tax Account, if any; Personal Before-Tax Catch-up Account, if any; Rollover Account, if any; and Paysop Rollover Account, if any. The term Accounts shall include any balance that was transferred from the accounts of an Employee who was a participant in the Craft Plan to the Plan.

1.02.    ACCREDITED SERVICE

(a)    Accredited Service means the accumulated periods of service taken into account in determining an Employee’s eligibility for benefits under the Plan. Each twelve (12) months of Accredited Service shall constitute one (1) year of Accredited Service.

(b)    Full-Time and Seasonal Employees.    The Accredited Service of a Full-Time Employee and a Seasonal Employee shall include the following periods of service:

(1)    all periods of service commencing on the Employee’s date of employment with any member of the Controlled Group and ending on the earlier of:

(A)    the date on which the Employee resigns, is discharged, dies or retires; or

(B)    the first anniversary of the date the Employee remains absent from service for any other reason;

(2)    all periods of service during which the Employee is deemed employed by any member of the Controlled Group;

(3)    all periods during which the Employee has been severed from the service of any member of the Controlled Group if such severance is by reason of:

(A)    his resignation, discharge or retirement and he then performs an Hour of Service within twelve (12) months of his severance from service date; or

(B)    his resignation, discharge or retirement during an absence from service of twelve (12) months or less for any reason other than his resignation, discharge or retirement, and he then performs an Hour of Service within twelve (12) months of the date on which he was first absent from service;

(4)    all periods of service with General Foods Corporation, a Delaware corporation, or any of its subsidiaries with respect to an Employee who was employed by General Foods Corporation or any of its subsidiaries on November 1, 1985;

(5)    all periods of service with Kraft, Inc., a Delaware corporation, or any of its subsidiaries with respect to an Employee who was employed by Kraft, Inc. or any of its subsidiaries on October 30, 1988; and

(6)    all periods of service with Nabisco Holdings Corp., a Delaware corporation, or any of its subsidiaries with respect to an Employee who was employed by Nabisco Holdings Corp. or any of its subsidiaries on December 11, 2000.

(c)    Part-Time Employees.    A Part-Time Employee shall be credited with a year of Accredited Service for the initial twelve (12) month period commencing on the Employee’s date of employment with any member of the Controlled Group and ending on the anniversary date thereof if he completes one thousand (1,000) Hours of Service; thereafter, a Part-Time Employee shall be credited with a year of Accredited Service for each Plan Year (beginning with the Plan Year that includes the first anniversary of the date of employment) he completes one thousand (1,000) Hours of Service.

(d)    Severance Pay.    Effective January 1, 2007, no period after an Employee has separated from employment shall be taken into account as Accredited Service, except as specifically permitted pursuant to the preceding provisions of this Section 1.02 of the Plan.

1.03.    ADMINISTRATOR

Administrator means the Vice President, Compensation and Benefits, of Altria Client Services Inc., designated pursuant to the terms of the Plan to carry out certain responsibilities in connection with the management of the Plan solely as it relates to the administration of the Plan, which Administrator shall be the Plan administrator and the Named Fiduciary with respect to such management and administrative duties within the meaning of ERISA. The Administrator may be authorized to act in a “settlor” capacity or as a fiduciary. The Administrator has assigned certain duties to the Third-Party Recordkeeper and the Participating Companies. Any reference in the Plan to the administrative duties of the Administrator shall include the carrying out of such duties by one or more delegates or assignees appointed by the Administrator.

1.04.    AFTER-TAX CONTRIBUTION

After-Tax Contribution means a contribution by a Participant to the Profit-Sharing Fund pursuant to Section 4.03 of the Plan that, if made by periodic payroll deduction, would not reduce the Participant’s Compensation, and if made by other than payroll deduction, would not be deductible from the gross income of the Participant for the year contributed to the Profit-Sharing Fund, but that will not be includible in the gross income of the Employee in the year withdrawn or distributed from the Fund.

1.05.    AFTER-TAX ROLLOVER CONTRIBUTION

After-Tax Rollover Contribution means that portion of an Eligible Rollover Contribution made by a Participant to the Profit-Sharing Fund pursuant to Section 4.05 of the Plan that would not have been includible in the gross income of the Participant in the year distributed from the Eligible Retirement Plan if it had not been directly rolled over from the Eligible Retirement Plan to the Profit Sharing Fund, which portion of the Eligible Rollover Contribution will be separately accounted for by the Third-Party Recordkeeper in order that it will not be includible in the gross income of the Participant in the year withdrawn or distributed from the Fund.

1.06.    ALTERNATE PAYEE

Alternate Payee means the Spouse, former Spouse, child or other dependent of a Participant or Inactive Participant who is recognized pursuant to a Qualified Domestic Relations Order to be eligible to receive all or a portion of the Participant’s or Inactive Participant’s Accounts.

1.07.    ALTRIA STOCK

Altria Stock means the common stock of Altria Group, Inc. Altria Stock is listed on the New York Stock Exchange, is ordinarily readily tradable on any Business Day and is a “qualifying employer security” within the meaning of Sections 4975(e)(8) and 409(l)(1) of the Code.

1.08.    ALTRIA STOCK INDEPENDENT NAMED FIDUCIARY

Altria Stock Independent Named Fiduciary means Fiduciary Counselors Inc. The duties of the Altria Stock Independent Named Fiduciary are described in Section 11.05 of the Plan. Effective May 11, 2009, the Altria Stock Independent Named Fiduciary may be removed or replaced solely by an amendment to the Plan adopted by the Administrator upon the direction of Director, Benefit Investments and Director, Retirement Plans.

1.09.    BENEFICIARY

(a)    in the case of a Participant or Inactive Participant

(1)    who is married on the date of his death Beneficiary means:

(A)    the Spouse of the Participant or Inactive Participant; or

(B)    provided proper spousal consent is obtained as described in Section 7.05(b) of the Plan, the person or persons (including the estate of the Participant or Inactive Participant, a trust created by the Participant or Inactive Participant during his lifetime or by will, or any other permitted legal entity) designated by the Participant or Inactive Participant (whether as a result of an affirmative election or by operation of law) to receive distribution of all or a portion of the Current Value of his Accounts in the event of his death.

(2)    who is not married on the date of his death, Beneficiary means the person or persons (including the estate of the Participant or Inactive Participant, a trust created by the Participant or Inactive Participant during his lifetime or by will, or any other permitted legal entity) designated by the Participant or Inactive Participant (whether as a result of an affirmative election or by operation of law) to receive distribution of all or a portion of the Current Value of his Accounts in the event of his death; and

(3)    who is not married on the date of his death and does not have a proper Beneficiary designation on file, Beneficiary means the estate of the deceased Participant or deceased Inactive Participant.

(b)    In the case of a Beneficiary who is eligible to receive the balance in the Accounts of a deceased Participant or deceased Inactive Participant pursuant to this Section 1.09 of the Plan, the estate of such Beneficiary unless such Beneficiary has, pursuant to the provisions of

Section 7.05 of the Plan, designated a person or persons to receive distribution of all or a portion of the Current Value of the Accounts to which such Beneficiary is entitled.

1.10.    BOARD

Board means the Board of Directors of Altria Group, Inc.

1.11.    BUSINESS DAY

Business Day means any day on which stocks listed on the New York Stock Exchange are regularly traded on the New York Stock Exchange.

1.12.    CASH OR DEFERRED ARRANGEMENT

Cash or Deferred Arrangement means:

(a)    the provisions of Section 4.01 of the Plan which permit each Participant to make (and with respect to Employees described in Section 4.01(b) of the Plan, who are automatically enrolled to make) Salary Reduction Contributions to the Profit-Sharing Fund; and

(b)    those provisions of any other plan qualified under Section 401(a) of the Code maintained by a member of the Controlled Group which permit an individual to make elective deferrals (as defined in Section 402(g)(3) of the Code).

1.13.    CATCH-UP CONTRIBUTIONS

Catch-up Contributions means elective deferrals (as defined in Section 402(u)(2)(C) of the Code) made pursuant to Section 4.02 of the Plan in an amount not greater than the lesser of (1) the applicable dollar limit in effect for the calendar year under Section 414(v)(2)(B)(i) of the Code (as adjusted for the cost-of-living adjustment pursuant to Section 414(v)(2)(C) of the Code), or (2) the excess of the Participant’s compensation (as defined in Section 415(c)(3) of the Code) for the calendar year, over any other elective deferrals (as so defined) of the Participant for such calendar year which are made without regard to this Section 1.13 of the Plan or Section 4.02 of the Plan.

1.14.    CLAIMANT

Claimant means, for purposes of Section 14.04 of the Plan, the Participant, Inactive Participant, Beneficiary, Alternate Payee or such individual’s personal representative who makes a claim for benefits under the Plan.

1.15.    CODE

Code means the Internal Revenue Code of 1986, as amended from time to time.

1.16.    COMMITTEE

Committee means the Corporate Employee Benefit Committee of Altria Group, Inc. designated pursuant to ARTICLE XII of the Plan to carry out certain settlor responsibilities on behalf of the Participating Companies. The Committee shall be comprised of the following positions at Altria Group, Inc.: Chief Executive Officer, Executive Vice President & Chief Financial Officer, and Executive Vice President & Chief Compliance and Administrative Officer. The Committee may act by a majority of their number then in office, either by vote at a meeting or in writing without a meeting. Any act of the Committee shall be sufficiently evidenced if certified by any two (2) members thereof.

1.17.    COMPANY

Company means Philip Morris USA Inc., which is the sponsor of the Plan.

1.18.    COMPANY ACCOUNT

Company Account means the Account maintained by the Third-Party Recordkeeper reflecting the Participant’s or Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from the Operating Company Contribution (and for Plan Years beginning prior to January 1, 1994, the Contribution). Effective as of December 31, 1988, the Company Account was divided equally into (1) a sub-account that is considered part of a Cash or Deferred Arrangement; and (2) a sub-account that is not considered part of a Cash or Deferred Arrangement.

1.19.    COMPANY MATCH ACCOUNT

Company Match Account means the Account maintained by the Third-Party Recordkeeper reflecting the Participant’s or Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from Company Match Contributions.

1.20.    COMPANY MATCH CONTRIBUTIONS

Company Match Contributions means the contributions made by or on behalf of the Company pursuant to Section 2.03 of the Plan.

1.21.    COMPENSATION

(a)    Compensation means an Employee’s base salary or wage,

(1)    including:

(A)    compensation for overtime;

(B)    shift differential;

(C)    uniform allowance (except for Employees employed at Park 500),

(D)    seasonal bonus;

(E)    the lump sum payment credited on February 1 of the calendar year, received by him in cash during each calendar year while an Employee of a Participating Company;

(F)    Salary Reduction Contributions made by a Participating Company on behalf of the Employee pursuant to Section 4.01 of the Plan, Catch-up Contributions made by a Participating Company on behalf of the Employee pursuant to Section 4.02 of the Plan, salary reduction contributions to a cafeteria plan (as defined in Section 125 of the Code) and salary reduction contributions not includible in gross income by reason of Section 132(f)(4) of the Code that in each case would otherwise have been part of an Employee’s base salary or wage, overtime, shift differential, uniform allowance and the lump sum payment credited on February 1 of a calendar year; and

(G)    payments for accrued bona fide vacation leave, but only if the employee would have been able to use the leave if employment had continued and the payments are made within two and one-half (2  1/2) months after the Participant’s severance from employment;

(2)    except that it shall in no event include any other compensation, including, but not limited to:

(A)    cash bonuses;

(B)    cost-of-living or other allowances;

(C)    effective July 31, 2007, any relocation allowance paid to an Employee who relocates from the Cabarrus, North Carolina facility of the Company to a facility located in the greater Richmond, Virginia area in connection with the consolidation of the Cabarrus and Richmond cigarette manufacturing facilities;

(D)    Operating Company Contributions by a Participating Company under Section 2.01 of the Plan;

(E)    Company Match Contributions by the Company under Section 2.03 of the Plan;

(F)    Make-up Contributions by the Company under Section 2.05 of the Plan;

(G)    contributions to or payments from, any retirement, disability or survivor benefit plan of a Participating Company (and whether contributed to or paid from the assets of a trust or from the assets of a Participating Company);

(H)    awards under any incentive compensation plan of a Participating Company or any other member of the Controlled Group;

(I)    payments from any severance plan or severance agreement, including layoff pay and income protection pay; and

(J)    effective January 1, 2007, and except as provided in Section 1.21(a)(1)(G) of the Plan, payments made after a Participant has incurred a severance from employment (within the meaning of Section 401(k)(2)(B)(i)(I) of the Code).

(b)    Compensation Limit.  Compensation in excess of $200,000 (as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code) shall not be taken into account under the Plan.

(c)    Transfers Between Participating Companies.  For purposes of Sections 2.01 and 2.02 of the Plan, an Employee who transfers to a job position whereby he becomes a participant in the Craft Plan or the Salaried Plan shall be deemed to have received Compensation for the calendar year of the transfer from the member of the Controlled Group by whom he is employed on the last Business Day of the Plan Year.

1.22.     COMPENSATION COMMITTEE

Compensation Committee means the Compensation Committee of the Board as from time to time constituted.

1.23.    CONSOLIDATED EARNINGS

Consolidated Earnings means the amount reported as earnings before income taxes and cumulative effect of accounting changes in the consolidated statements of earnings of Altria Group, Inc. in its audited consolidated financial statements, before deduction of the Operating Company Contribution, of the operating company contribution to the Salaried Plan and of allocations to or contributions under incentive compensation plans.

1.24.    CONTRIBUTION

Contribution shall have the meaning as set forth in the Plan, as amended and in effect on December 31, 1993.

1.25.    CONTROLLED GROUP

(a)    Controlled Group means a controlled group of corporations within the meaning of Section 414(b) of the Code, where Altria Group, Inc. is the common parent corporation and owns directly or indirectly, stock, possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote of the other corporations and at least eighty percent (80%) of the total number of shares of all other classes of stock of such other corporations, provided that for purposes of ARTICLE XVII of the Plan, Controlled Group shall mean as defined aforesaid, but the phrase, fifty percent (50%), shall be substituted for the phrase, eighty percent (80%), in each place where it appears aforesaid.

(b)    Accredited Service.  For purposes of determining Accredited Service for Full-Time Employees, Controlled Group shall include any corporation, whether domestic or foreign, where Altria Group, Inc. is the common parent corporation and owns, directly or indirectly, stock possessing at least twenty-five percent (25%) of the total combined voting power of all classes of stock entitled to vote of the other corporations and at least twenty-five percent (25%) of the total number of shares of all other classes of stock of such other corporations.

1.26.    CRAFT PLAN

Craft Plan means the Deferred Profit-Sharing Plan for Craft Employees, effective as of January 1, 1990 and as amended from time to time through August 31, 2009. Effective as of the close of business on August 31, 2009, the assets and liabilities of the Craft Plan were merged into the Plan.

1.27.    CRAFT UNIONS

Craft Unions means the International Association of Machinists and Aerospace Workers, Lodge #10 and Lodge #108.

1.28.    CURRENT VALUE

Current Value means the value of each of a Participant’s, Inactive Participant’s, Beneficiary’s or Alternate Payee’s Accounts and Loan Account as of the most recent Valuation Date, determined in accordance with ARTICLE VI of the Plan.

1.29.    DIVIDEND PAYMENT DATE

Dividend Payment Date means the date on which regular quarterly cash dividends declared by the Board on shares of Altria Stock are paid to holders of record of Altria Stock.

1.30.    ELECTIVE CONTRIBUTIONS

Elective Contributions means (1) Salary Reduction Contributions and (2) elective deferrals (as defined in Section 402(g)(3) of the Code) to the trust fund under a Cash or Deferred Arrangement described in Section 1.12(b) of the Plan.

1.31.    ELIGIBLE RETIREMENT PLAN

Eligible Retirement Plan means:

(a)    an individual retirement account described in Section 408(a) of the Code;

(b)    an individual retirement annuity (other than an endowment contract) described in Section 408(b) of the Code;

(c)    an annuity plan described in Section 403(a) of the Code;

(d)    a trust forming part of a defined contribution plan (as defined in Section 414(i) of the Code) qualified under Section 401(a) of the Code, provided the terms of such defined contribution plan permit the trustee of the trust to accept a direct transfer of all or any portion of an Eligible Rollover Distribution;

(e)    any other trust forming part of a plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code;

(f)    an annuity contract described in Section 403(b) of the Code; and

(g)    an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality thereof, but only if such plan agrees to separately account for amounts transferred into such plan from a plan described in Section 1.31(d) of the Plan.

1.32.    ELIGIBLE ROLLOVER CONTRIBUTION

Eligible Rollover Contribution means a contribution (including an After-Tax Rollover Contribution) to the Profit-Sharing Fund by a Participant of:

(a)    all or any portion of an Eligible Rollover Distribution from an Eligible Retirement Plan described in Sections 1.31(d), 1.31(e), 1.31(f) and 1.31(g) of the Plan which an Employee elects to have paid directly by the trustee or custodian of the Eligible Retirement Plan to the Profit-Sharing Fund, or which is timely transferred by the Employee to the Profit-Sharing Fund in accordance with Section 402(c) of the Code; or

(b)    a payment to the Profit-Sharing Fund from an individual retirement account or annuity described in Section 408(d)(3)(A)(ii) of the Code.

1.33.    ELIGIBLE ROLLOVER DISTRIBUTION

(a)    Eligible Rollover Distribution means each withdrawal or distribution from the Fund or from any other Eligible Retirement Plan, except:

(1)    any distribution that is one of a series of substantially equal periodic payments (payable not less frequently than annually) made over a period of ten (10) or more years or for the life of the Participant or Inactive Participant, the joint life expectancy of the Participant or Inactive Participant and his Beneficiary, the life expectancy of the Participant or Inactive Participant, or the joint life and last survivor expectancy of the Participant or Inactive Participant and his Beneficiary;

(2)    any withdrawal or distribution to the extent required to be made pursuant to Section 401(a)(9) of the Code;

(3)    any withdrawal which is made on account of hardship (as defined in Section 8.02 of the Plan); and

(4)    such other amounts actually withdrawn by or distributed to a Participant or Inactive Participant as may be designated by the Commissioner of Internal Revenue in regulations, revenue rulings, notices and other guidance of general applicability.

(b)    After-Tax Amounts.  That portion of a withdrawal or distribution that would not be includible in the gross income of the recipient if not directly rolled over to an Eligible Retirement Plan shall not fail to be part of an Eligible Rollover Distribution, provided that such portion is directly rolled over to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Sections 401(a) or 403(a) of the Code that separately accounts for the amount so transferred, including separately accounting for the portion of the Eligible Rollover Distribution that would be includible in gross income if not so rolled over and the portion which would not be so included.

1.34.    EMPLOYEE

(a)    Employee means any person who:

(1)    is employed by a Participating Company;

(2)    is compensated at an hourly rate;

(3)    is either

(A)    represented by the Tobacco Workers Union, or

(B)    represented by the Craft Unions, or,

(C)    an hourly-paid employee employed on or after January 1, 2007 at the York Manufacturing Facility of the Company; and

(4)    is either:

(A)    a Full-Time Employee;

(B)    a Seasonal Employee; or

(C)    a Part-Time Employee.

A Full-Time Employee means an Employee who is in the regular full-time service of a Participating Company. A Seasonal Employee means an Employee who is in the service of a Participating Company, on a seasonal basis, in connection with its stemmeries, redrying plants, and storage warehouses. A Part-Time Employee means an Employee who is in the part-time service of a Participating Company.

(b)    Excluded Classes.  The term Employee shall exclude:

(1)    an employee covered under another profit-sharing plan qualified under Section 401(a) of the Code to which a Participating Company is contributing; or

(2)    an employee employed by the Philip Morris de Puerto Rico division of the Company;

(3)    effective February 1, 2005, a Retired Employee who:

(A)    was represented by the Tobacco Workers Union at his date of retirement (as defined in the Retirement Plan for Hourly Employees);

(B)    is re-employed by the Company pursuant to its Supplemental Workforce Program;

(C)    is represented by the Tobacco Workers Union during his period of re-employment;

(D)    is scheduled to work less than one thousand (1,000) Hours of Service during a year of Accredited Service (but his exclusion from participation in the Plan shall be determined irrespective of the actual Hours of Service such individual completes during a year of Accredited Service); and

(E)    whose benefit from the Retirement Plan for Hourly Employees is not suspended during the period of re-employment pursuant to the provisions of Article II, D 2 of that plan; or

(4)    a Leased Employee; or

(5)    an employee who is a five percent (5%) owner (as defined in Section 416 of the Code); or

(6)    any individual whose services are procured from a leasing organization or agency, vendor, contractor or other third party, including but not limited to a temporary employment agency, whether on a part time or full time basis, and regardless of whether the individual is subsequently determined (by judicial action or otherwise) to be or have been an employee of a Participating Company; or

(7)    any individual who performs services for a Participating Company under a contract, agreement or arrangement that purports to treat, designate or classify him or her as, or whom the Participating Company otherwise treats, designates, classifies or regards as, an independent contractor, consultant, temporary worker (regardless of how long the person actually provides services or the number of hours worked in a given week), project worker, contingent worker, or employee of a third party, regardless of whether that classification, designation or treatment is correct as a matter of law and/or the individual is subsequently determined (by judicial action or otherwise) to be or have been an employee of a Participating Company.

(c)    Loss of “Employee” Status.  An Employee shall cease to be such upon severance of his employment for any cause whatsoever (including, without limitation, during any period of time during which the former Employee is eligible to receive a disability allowance under the Long-Term Disability Plan for Hourly Employees).

(1)    Exception.  An Employee shall be deemed, for purposes of this Plan, to be an Employee and continuously employed by a Participating Company during all periods of leave of absence with or without pay, including Service in the Uniformed Services of the United States for a period not in excess of that as may be prescribed by law.

(2)    Service With Controlled Group.  For the purpose of determining when a Participant ceases to be an Employee and eligible for a distribution of his Accounts pursuant to ARTICLE VII of the Plan, a person shall be deemed to be an Employee during all periods of employment with any member of the Controlled Group which is not a Participating Company.

1.35.    ERISA

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.36.    ESOP FUND

ESOP Fund means that Subpart of Part D of the Fund designated as the ESOP Fund as described in Section 9.02 of the Plan. No Operating Company Contributions, Company Match Contributions, Make-up Contributions, Salary Reduction Contributions, Catch-up Contributions, After-Tax Contributions, Rollover Contributions or After-Tax Rollover Contributions shall be made to the ESOP Fund, provided however, that intra-Plan transfers from Subpart D forming part of the Profit-Sharing Fund to the ESOP Fund shall be made in accordance with the provisions of Section 9.02(c) of the Plan. Effective September 1, 2009, the ESOP Fund includes the assets and liabilities transferred from the ESOP Fund under the Craft Plan and merged into the Plan after the close of business on August 31, 2009.

1.37.    EXCHANGE

(a)    Exchange means a method of selling part or all of an investment in one Part of the Fund and investing the proceeds in another Part of the Fund. An Exchange shall be the exclusive means by which a Participant, Inactive Participant, Beneficiary or Alternate Payee may:

(1)    sell an interest in Part D of the Fund for the purpose of investing the proceeds in another Part of the Fund (other than Part I or Part J);

(2)    sell an interest in Part I or Part K of the Fund for the purpose of investing the proceeds in Part J of the Fund;

(3)    sell an interest in Part J of the Fund for the purpose of investing the proceeds in another Part of the Fund (other than Part I and Part K); and

(4)    purchase an interest in Part D of the Profit-Sharing Fund with the proceeds from another Part of the Fund.

(b) A Participant, Inactive Participant, Beneficiary or Alternate Payee may perform an Exchange with respect to any one of his Accounts invested in a Part of the Fund, or as to all of his Accounts invested in such Part.

1.38.    EX-DIVIDEND DATE

Ex-Dividend Date means the first date on which a purchaser of shares of Altria Stock on the New York Stock Exchange (or other stock exchange) is not entitled to receive a cash dividend that has been previously declared by the Board.

1.39.    FIDUCIARY

Fiduciary means each Fiduciary named in ARTICLE XI of the Plan, an Investment Advisor (as described in Section 1.47(c) of the Plan), an Investment Manager and any other person or entity, but only to the extent that each such person, body or entity (1) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of any Part of the Fund, or (2) has any discretionary authority or discretionary responsibility in the administration of the Plan. The fiduciary responsibilities of the Fiduciaries shall be allocated among each such Fiduciary in accordance with ARTICLE XI of the Plan.

1.40.    FUND

Fund means the trust fund provided for in the Plan and established under the Trust Agreements. Effective December 15, 2001, the Fund is comprised of the Profit-Sharing Fund and the ESOP Fund. Effective September 1, 2009, the Fund includes the assets and liabilities transferred from the Craft Plan and merged into the Plan after the close of business on August 31, 2009.

1.41.    GENERAL PURPOSE LOAN

General Purpose Loan means a loan obtained by a Participant from his Accounts pursuant to ARTICLE X of the Plan which is not a Home Purchase Loan.

1.42.    HIGHLY COMPENSATED EMPLOYEE

Highly Compensated Employee means any Employee who (1) was a 5% owner at any time during the year or the preceding calendar year, or (2) for the preceding calendar year had Compensation from a Participating Company in excess of $80,000 (as adjusted from time to time to reflect changes in the cost-of-living in accordance with Section 414(q)(1) of the Code and applicable regulations).

1.43.    HOME PURCHASE LOAN

Home Purchase Loan means a loan obtained by a Participant from his Accounts pursuant to ARTICLE X of the Plan, the proceeds of which are to be used to acquire any dwelling unit which is to be used within a reasonable period of time as the principal residence of the Participant.

1.44.    HOUR OF SERVICE

(a)    Hour of Service means:

(1)    each hour for which an Employee is paid, or entitled to payment, for the performance of duties for any member of the Controlled Group (such hours to be credited to the period in which the duties were performed);

(2)    each hour for which an Employee is paid, or entitled to payment, by any member of the Controlled Group on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence (such hours to be credited to the period or periods in which the nonperformance of duties occurs and in accordance with Section 2530.200b-2(b) and (c) of the Department of Labor Regulations); and

(3)    each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed upon by any member of the Controlled Group (such hours to be credited to the period or periods to which the award pertains).

(b)    Inclusions.  Further, the term Hour of Service shall include periods of time during which the Employee is not entitled to be paid for an authorized leave of absence or for a period during which his absence is due to Service in the Uniformed Services of the United States.

(c)    Non-duplication of Hours.  No Employee shall be credited more than once with Hours of Service with respect to the same actual hours.

1.45.    INACTIVE PARTICIPANT

Inactive Participant means a former Participant who has ceased to be a Participant but who has one or more Accounts under the Plan. A Participant who has retired and who is eligible for an allocation of the Operating Company Contribution, Company Match Contribution or Make-up Contribution with respect to the year in which he retires shall be deemed to be an Inactive Participant for purposes of ARTICLE VII of the Plan.

1.46.    INVESTMENT COMMITTEE

(a)    Investment Committee means the Altria Group Benefits Investment Committee established under the Plan. As of September 1, 2009, the members of the Investment Committee shall consist of the following positions of Altria Group, Inc. and Altria Client Services Inc.:

(1)    Corporate Secretary, Altria Group, Inc.;

(2)    Vice President and Treasurer, Altria Group, Inc.;

(3)    Vice President, Compensation and Benefits, Altria Client Services Inc.; and

(4)    Executive Vice President & Chief Financial Officer, Altria Group, Inc.

(b)    Duties of Investment Committee.  The duties of the Investment Committee are described in Section 11.02 of the Plan.

(c)    Membership.  A member of the Investment Committee may be removed or replaced or additional members may be added, solely by an amendment to the Plan adopted by the Committee, as settlor.

1.47.    INVESTMENT MANAGER

Investment Manager means:

(a)    a bank (as defined in the Investment Advisers Act of 1940);

(b)    an insurance company qualified to manage, acquire, or dispose of any assets of an employee benefit plan subject to ERISA under the laws of more than one State;

(c)    a registered Investment Adviser under the Investment Advisers Act of 1940; and

(d)    any fiduciary who is not registered as an investment advisor under the Investment Advisors Act of 1940 by reason of paragraph (1) of Section 203(A)(a) of such Act, is registered as an investment advisor under the laws of the State in which such fiduciary maintains its principal office and place of business and, at the time the fiduciary last filed the registration form most recently filed by the fiduciary in order to maintain the fiduciary’s registration under the laws of such State, also filed a copy of such form with the Secretary of Labor;

and who, in each case, is appointed by the Investment Committee (or one of its predecessors) to manage all or part of the assets of the Fund, provided such appointee acknowledges in writing that it is a fiduciary (as defined in ERISA) with respect to its investment duties under the Plan.

1.48.    KRAFT STOCK

Kraft Stock shall mean the shares of the Class A common stock of Kraft Foods Inc. that are held in Part I of the Fund (the Kraft Stock investment option).

1.49.    KRAFT STOCK INDEPENDENT NAMED FIDUCIARY

Kraft Stock Independent Named Fiduciary means Fiduciary Counselors Inc. The duties of the Kraft Stock Independent Named Fiduciary are described in Section 11.06 of the Plan. Effective May 11, 2009, the Kraft Stock Independent Named Fiduciary may be removed or replaced solely by an amendment to the Plan adopted by the Administrator upon the direction of the Director, Benefit Investments and Director, Retirement Plans.

1.50.    LEASED EMPLOYEE

Leased Employee means any person (other than an Employee of a Participating Company) who, pursuant to an agreement between the Participating Company and any other person (“leasing organization”), has performed services for the Participating Company (or for the Participating Company and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Participating Company (or of the Participating Company and related persons determined in accordance with Section 414(n)(6) of the Code).

1.51.    LOAN OR LOANS

Loan or Loans means the General Purpose Loan and Home Purchase Loan that may be obtained by a Participant pursuant to ARTICLE X of the Plan.

1.52.    LOAN ACCOUNT

Loan Account means the account maintained by the Third-Party Recordkeeper to reflect the principal balance of any outstanding Loan or Loans extended to a Participant pursuant to ARTICLE X of the Plan.

1.53.    MAKE-UP CONTRIBUTION

Make-up Contribution shall have the meaning set forth in Section 2.05 of the Plan.

1.54.    MAKE-UP CONTRIBUTION ACCOUNT

Make-up Contribution Account means the account maintained by the Third-Party Recordkeeper reflecting the Participant’s or Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from the making of Make-up Contributions to the Profit-Sharing Fund pursuant to Section 2.05 of the Plan.

1.55.    MANAGEMENT COMMITTEE

(a)    Management Committee means the Altria Group Management Committee for Employee Benefits.

(b)    Duties.  The duties of the Management Committee are described in Section 11.03 of the Plan.

(c)    Membership.  The members of the Management Committee shall consist of the following positions of Altria Client Services Inc.:

(1)    Vice President, Compensation and Benefits;

(2)    Senior Vice President, Human Resources; and

(3)    Director, Benefit Investments.

1.56.    MATCH-ELIGIBLE EMPLOYEE

Match-Eligible Employee means:

(a)    an Employee who is hired or rehired by the Company on and after June 1, 2007 (October 1, 2006 in the case of an Employee represented by the Craft Unions); or

(b)    an individual who was hired or rehired by any member of the Controlled Group on or after June 1, 2007 (October 1, 2006 in the case of an Employee represented by the Craft Unions), and who is thereafter transferred to a position in which he becomes an Employee employed by the Company; or

(c)    an individual who was a “match eligible employee” under the terms of the Salaried Plan or the Craft Plan and who is transferred to a position in which he becomes an Employee employed by the Company.

1.57.    NAMED FIDUCIARY

Named Fiduciary means those Fiduciaries who are named in the Plan as a Named Fiduciary, and which Named Fiduciary shall be a “named fiduciary” within the meaning of Section 402(a) of ERISA. Each Named Fiduciary shall have several (and not joint) authority to control and manage different aspects of the operation and administration of the Plan. A Named Fiduciary shall not include a fiduciary acting in the sole capacity as an Investment Manager.

1.58.    OPERATING COMPANY CONTRIBUTION

Operating Company Contribution shall have the meaning set forth in ARTICLE II of the Plan. Operating Company Contributions shall only be made to the Profit-Sharing Fund.

1.59.    OPERATING PROFIT

(a)    Operating Profit means earnings of a Participating Group before cumulative effect of accounting changes, discontinued operations, extraordinary items, interest and other debt expense, income taxes, general corporate expenses, any minority interest, the amount of any deduction used in computing such earnings for the Operating Company Contribution, Company Match Contribution and Make-up Contribution to the Profit-Sharing Fund and the operating company contribution, company match contribution and make-up contribution to the profit-sharing fund of the Salaried Plan, charges for any incentive compensation plan, including the Special Bonus Program announced in 2000 and any broad-based stock awards under the 2005 Performance Incentive Plan (or any successor plan) the expense of which is charged to the earnings of Participating Group A, but excluding any sales incentive programs of a Participating Company, any other stock-based awards under the 2005 Performance Incentive Plan (or any successor plan) and before such other charges as the Compensation Committee, in its sole discretion, shall determine to exclude from the earnings of a Participating Group.

(b)    Operating Profit shall be determined by Altria Group, Inc. (and verified by the independent public accountants of Altria Group, Inc.) in accordance with generally accepted accounting principles applicable to reporting for segments of a business enterprise, and the determination of Altria Group, Inc. shall, to the extent permitted by law, be final, binding and conclusive upon all Participating Companies, Participating Groups, Participants (and their Beneficiaries) and all other persons who may at any time have any interest in the Fund.

1.60.    PARTICIPANT

(a)    Participant means:

(1)    an Employee who is eligible for an allocation of the Operating Company Contribution pursuant to Section 2.02(a)(1)(A) (but not Section 2.02(a)(1)(B)) of the Plan and ARTICLE III of the Plan;

(2)    an Employee who is a Match-Eligible Employee who is eligible for an allocation of the Operating Company Contribution pursuant to Sections 2.02(a)(1)(A) and 2.02(a)(1)(B) of the Plan;

(3)    an Employee who is a Match-Eligible Employee who is eligible for a Company Match Contribution pursuant to Section 2.03 of the Plan; or

(4)    an Employee who has made Participant contributions pursuant to ARTICLE IV of the Plan.

(b)    Eligibility for Operating Company Contribution.  An Employee (other than a Match-Eligible Employee) of a Participating Company shall be eligible to become a Participant with respect to the Operating Company Contribution pursuant to Section 2.02(a)(1)(A) (but not Section 2.02(a)(1)(B)) of the Plan and ARTICLE III of the Plan, provided that he is:

(1)    a Full-Time Employee who has completed twenty-four (24) months of Accredited Service (as described in Section 1.02(b) of the Plan); or

(2)    a Part-Time Employee who has completed two (2) years of Accredited Service (as described in Section 1.02(c) of the Plan) and has reached the second anniversary date of either the date of his employment or reemployment.

(c)    Eligibility to Make Participant Contributions.  For purposes of making Participant contributions pursuant to ARTICLE IV of the Plan, a Participant shall mean a Full-Time Employee or a Part-Time Employee who has elected to make (or is treated as having elected to make) Participant contributions pursuant to ARTICLE IV of the Plan.

(d)    Match-Eligible Employees.  A Match-Eligible Employee shall be eligible to become a Participant:

(1)    with respect to the Operating Company Contribution pursuant to Sections 2.02(a)(1)(A), 2.02(a)(1)(B) and ARTICLE III of the Plan if he is:

(A)    a Full-Time Employee who has completed twelve (12) months of Accredited Service (as described in Section 1.02(b) of the Plan); or

(B)    a Part-Time Employee who has completed one (1) year of Accredited Service (as described in Section 1.02(c) of the Plan); and

(2)    with respect to the Company Match Contribution pursuant to Section 2.03 of the Plan; if he is a Full-Time Employee or a Part-Time Employee who has completed ninety (90) days of Accredited Service (irrespective of the number of Hours of Service completed during such 90-day period);

provided, however, that no Match-Eligible Employee shall be eligible to become a Participant with respect to the Operating Company Contribution pursuant to Section 2.02(a)(1)(B) of the Plan and the Company Match Contribution pursuant to Section 2.03 of the Plan if he is accruing a benefit under the Retirement Plan for Hourly Employees with respect to the same period of Accredited Service, except for those ambassadors and co-ops who were issued notices under Section 204(h) of ERISA with respect to the cessation of the accrual of benefits under the Retirement Plan for Salaried Employees no later than June 30, 2007.

(e)    Cessation of Participation.  Every Employee shall cease to be a Participant for purposes of ARTICLE II, ARTICLE III and ARTICLE IV of the Plan whenever he ceases to be an Employee; provided, however, that a Participant who:

(1)    transfers to a job position whereby he becomes an employee of a member of the Controlled Group which is not a Participating Company;

(2)    retires from the employ of a Participating Company and is eligible for an early, full or deferred retirement benefit under a retirement plan of a Participating Company;

(3)    qualifies for a disability allowance under the Long-Term Disability Plan for Hourly Employees;

(4)    dies while an Employee of a Participating Company;

(5)    severs his employment with a Participating Company on or after the date that the Employee is eligible to retire on an early, full or deferred retirement benefit under a retirement plan of a Participating Company; or

(6)    effective January 1, 2008, (i) severs his employment with a Participating Company, (ii) is eligible to receive payments under the Income Protection Program of the Company, and (iii) is eligible to retire on an early, full or deferred retirement benefit under a retirement plan of a Participating Company prior to the last payment due the former Employee under the Income Protection Program of the Company;

shall in each case be deemed to be a Participant on the last Business Day of the year in which he so transfers, retires, qualifies for a disability allowance under the Long-Term Disability Plan for Hourly Employees, dies or separates from service for purposes of ARTICLE II and ARTICLE III of the Plan, provided, that, in the case of a transfer described in Section 1.60(e)(1) of the Plan, the Participant is employed by a member of the Controlled Group on the last Business Day of the year in which he so transfers.

1.61.    PARTICIPATING COMPANY

Participating Company means the Company and any other corporation which is a member of the Controlled Group and which, with the approval of the Administrator, determines to participate in the Plan and executes such instruments of participation as the Administrator deems necessary. A list of the Participating Companies is set forth in Exhibit A of the Plan, as such Exhibit may be amended from time to time. Except as may otherwise be determined by the Administrator, a Participating Company shall cease to be such when it ceases to be a member of the Controlled Group.

1.62.    PARTICIPATING GROUP

Participating Group means Participating Group A. A list of the members of the Controlled Group which comprise Participating Group A is set forth in Exhibit A to the Plan as such Exhibit may be amended from time to time.

1.63.    PAYSOP

PAYSOP means the Philip Morris Union Employees’ Stock Ownership Plan, as amended and in effect immediately prior to its termination and the merger of its assets and liabilities with the assets and liabilities of the Plan.

1.64.    PAYSOP ROLLOVER ACCOUNT

Paysop Rollover Account means the account maintained by the Third-Party Recordkeeper reflecting the Participant’s or Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from the transfer of his account, if any, under the PAYSOP to the Profit-Sharing Fund.

1.65.    PERSONAL AFTER-TAX ACCOUNT

Personal After-Tax Account means the account maintained by the Third-Party Recordkeeper reflecting a Participant’s or Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from the making of After-Tax Contributions to the Profit-Sharing Fund pursuant to Section 4.03 of the Plan.

1.66.    PERSONAL AFTER-TAX ROLLOVER ACCOUNT

Personal After-Tax Rollover Account means the account maintained by the Third-Party Recordkeeper reflecting a Participant’s or Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from the making of one or more After-Tax Rollover Contributions to the Profit-Sharing Fund pursuant to Section 4.05 of the Plan.

1.67.    PERSONAL BEFORE-TAX ACCOUNT

Personal Before-Tax Account means the account maintained by the Third-Party Recordkeeper reflecting a Participant’s or Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from the making of Salary Reduction Contributions to the Profit-Sharing Fund pursuant to Section 4.01 of the Plan.

1.68.    PERSONAL BEFORE-TAX CATCH-UP ACCOUNT

Personal Before-Tax Catch-up Account means the account maintained by the Third-Party Recordkeeper reflecting a Participant’s or Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from the making of Catch-up Contributions to the Profit-Sharing Fund pursuant to Section 4.02 of the Plan.

1.69.    PLAN

Plan means the Deferred Profit-Sharing Plan for Hourly Employees (formerly known as the Deferred Profit-Sharing Plan for Tobacco Workers), effective as of January 1, 1956 and as amended from time to time.

1.70.    PLAN YEAR

Plan Year means a calendar year.

1.71.    PMI

PMI means Philip Morris International Inc., a Virginia corporation.

1.72.    PMI STOCK

PMI Stock means the shares of the common stock of PMI that are held in Part K of the Fund (the PMI Stock investment option).

1.73.    PMI STOCK INDEPENDENT NAMED FIDUCIARY

PMI Stock Independent Named Fiduciary means Fiduciary Counselors Inc. The duties of the PMI Stock Independent Named Fiduciary are described in Section 11.07 of the Plan. Effective May 11, 2009, the PMI Stock Independent Named Fiduciary may be removed or replaced solely by an amendment to the Plan adopted by the Administrator upon the direction of the Director, Benefit Investments and Director, Retirement Plans.

1.74.    PROFIT-SHARING FUND

Profit-Sharing Fund shall mean the Parts of the Fund described in Section 9.02 of the Plan, except the Subpart of Part D of the Fund which is designated the ESOP Fund. Effective September 1, 2009, the Profit-Sharing Fund includes the assets and liabilities transferred from the profit-sharing fund under the Craft Plan and merged into the Plan after the close of business on August 31, 2009.

1.75.    QUALIFIED DOMESTIC RELATIONS ORDER

(a)    Qualified Domestic Relations Order means any judgment, decree or order (including approval of a property settlement agreement) pursuant to a State domestic relations law (including a community property law) which:

(1)    relates to the provision of child support, alimony payments or marital property rights to an Alternate Payee;

(2)    creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the Accounts of a Participant or Inactive Participant under the Plan; and

(3)    specifies:

(A)    the names and last known mailing addresses of the Participant or Inactive Participant and each Alternate Payee;

(B)    the portion of the Participant’s or Inactive Participant’s Accounts to be distributed to each Alternate Payee, or the manner in which such portion is to be determined;

(C)    the period and frequency with which distribution of the Accounts is to be made; and

(D)    each plan qualified under Section 401(a) of the Code maintained by the Controlled Group to which it applies.

(b)    Disallowed Provisions.  A Qualified Domestic Relations Order may not require:

(1)    distribution of the Participant’s or Inactive Participant’s Accounts to be made under the Plan in a form not authorized by ARTICLE VII of the Plan;

(2)    distribution to be made to the Alternate Payee in an amount which is greater than the Current Value of the Participant’s or Inactive Participant’s Accounts and Loan Account; and

(3)    distribution to be made to an Alternate Payee which is required to be made to another Alternate Payee pursuant to another judgment, decree or order previously determined to be a Qualified Domestic Relations Order.

(c)    Value of Participant’s Accounts.  For the purpose of determining the value of a Participant’s or Inactive Participant’s Accounts, the Qualified Domestic Relations Order may include the value of a Participant’s or Inactive Participant’s Loan Account, but may not provide for the assignment of all or any portion of a Loan Account to an Alternate Payee.

1.76.    REAL-TIME TRADE OR REAL-TIME TRADING

Real-Time Trade or Real-Time Trading means the exclusive method by which a Participant, Inactive Participant, Beneficiary or Alternate Payee performs an Exchange into or out of Part D of the Fund and out of Part I and/or Part K of the Fund. A Real-Time Trade shall be performed in accordance with such rules as may be prescribed from time to time by the Trustee or Third-Party Recordkeeper.

1.77.    REBALANCE OR REBALANCING

Rebalance or Rebalancing means a method by which a Participant, Inactive Participant, Beneficiary or Alternate Payee sells an interest in one or more Parts of the Fund (other than Part D, Part I, Part J and Part K) and invests the proceeds in one or more Parts of the Fund (other than Part D, Part I, Part J and Part K). With a Rebalancing, a Participant, Inactive Participant, Beneficiary or Alternate Payee reallocates his existing investments in the Parts of the Fund (other than Part D, Part I, Part J and Part K) among the same or other Parts of the Fund (other than Part D, Part I, Part J and Part K). A Participant, Inactive Participant, Beneficiary or Alternate Payee may Rebalance his existing investments with respect to any one of his Accounts, or as to all of his Accounts. A Rebalancing must be expressed as a percentage (in 1% increments) of the Parts of the Fund in which the Participant’s, Inactive Participant’s, Beneficiary’s or Alternate Payee’s Account (or Accounts) are to be invested.

1.78.    RECORD DATE

Record Date means the date on which the shareholders of Altria Stock entitled to receive a dividend that has been declared by the Board is ascertained.

1.79.    REQUIRED BENEFIT COMMENCEMENT DATE

Required Benefit Commencement Date means:

(a)    in the case of an Employee or former Employee who attains the age of seventy and one-half (70 1/2) years on or after January 1, 1999, April 1 of the calendar year next succeeding the later of (A) the calendar year in which the Employee or former Employee attains the age of seventy and one-half (70 1/2) years, or (B) the calendar year in which the Employee retires; and

(b)    in the case of a Spouse of a deceased Inactive Participant who died prior to his Required Benefit Commencement Date, the later of:

(1)    the end of the calendar year immediately following the calendar year in which the Inactive Participant died; and

(2)    the end of the calendar year in which the deceased Inactive Participant would have attained the age of seventy and one-half (70 1/2) years.

1.80.    ROLLOVER ACCOUNT

Rollover Account means the account maintained by the Third-Party Recordkeeper reflecting a Participant’s, Inactive Participant’s (or Beneficiary’s or Alternate Payee’s) share of the Fund resulting from the making of an Eligible Rollover Contribution to the Profit-Sharing Fund by a Participant pursuant to Section 4.05 of the Plan.

1.81.    SALARIED PLAN

Salaried Plan means the Deferred Profit-Sharing Plan for Salaried Employees, effective as of January 1, 1956 and as amended from time to time.

1.82.    SALARY REDUCTION CONTRIBUTION

Salary Reduction Contribution means a contribution by a Participating Company to the Profit-Sharing Fund on behalf of a Participant who has elected to reduce his Compensation (or to forego an increase in his Compensation) and which is subject to a cash or deferred election (as defined in Treasury Regulation Section 1.401(k)-1(a)(3)) pursuant to the Cash or Deferred Arrangement set forth in Section 4.01 of the Plan.

1.83.    SERVICE IN THE UNIFORMED SERVICES OF THE UNITED STATES

Service in the Uniformed Services of the United States means service in the uniformed services (as defined in chapter 43 of Title 38, United States Code) by any Employee who is entitled to reemployment rights under chapter 43, Title 38 of the United States Code with respect to such service.

1.84.    SPOUSE

Spouse means the widow or widower of a deceased Participant or deceased Inactive Participant and who was married (determined in accordance with applicable state law) to such deceased Participant or deceased Inactive Participant on the date of his death; provided, however, that a former Spouse shall be deemed to be the Spouse of a Participant, Inactive Participant, deceased Participant, or deceased Inactive Participant to the extent provided in a Qualified Domestic Relations Order.

1.85.    THIRD-PARTY RECORDKEEPER

Third-Party Recordkeeper means Fidelity Employer Services Company (or any successor thereto), retained to provide ministerial recordkeeping and administrative functions under the Plan as documented in a separate Administrative Services Agreement dated July 1, 2002, as the same may be amended from time to time.

1.86.    TOBACCO WORKERS UNION

Tobacco Workers Union means the Bakery, Confectionery, Tobacco Workers and Grain Millers International Union Locals 203-T, 359-T, 229-T and 16-T.

1.87.    TRUST AGREEMENT

Trust Agreement means one of the trust agreements entered into by the Investment Committee (or a predecessor Investment Committee) and a Trustee with respect to all or a portion of the assets of the Plan.

1.88.    TRUSTEE

Trustee means a trustee under one of the Trust Agreements.

1.89.    VALUATION DATE

Valuation Date means, subject to Section 6.02 of the Plan, the end of each Business Day or such other time or times as may be determined.

The masculine pronoun shall include the feminine pronoun unless the context clearly requires otherwise.

ARTICLE II

COMPANY CONTRIBUTIONS

2.01.    OPERATING COMPANY CONTRIBUTION

Each Participating Group shall make available for the purposes of the Plan after the end of each Plan Year and before the time prescribed by law for filing the Federal income tax return of Altria Group, Inc. for each year, including any extension thereof, an amount, hereinafter called the “Operating Company Contribution.”

2.02.    AMOUNT OF OPERATING COMPANY CONTRIBUTION

(a)    Participating Group A.  Subject to the provisions of Sections 2.03, 2.05, 2.07 and 2.08 of the Plan, the Operating Company Contribution on behalf of Participating Group A shall equal the lesser of (1) and (2) below:

(1)    The sum of (A) plus (B):

(A)    the sum remaining after deducting from three percent (3%) of Operating Profit of Participating Group A for the calendar year the amount of the operating company contribution (as defined in the Salaried Plan, but determined without regard to the amount determined under the equivalent provision, if any, of Section 2.02(a)(1)(B) of the Plan under the Salaried Plan) to the profit-sharing fund under the Salaried Plan; and

(B)    if the amount in Section 2.02(a)(1)(A) of the Plan results in an allocation of the Operating Company Contribution pursuant to ARTICLE III of the Plan of less than ten percent (10%) of Compensation among eligible Participants who are Match-Eligible Employees, an amount equal to the difference between the amount that is to be allocated among eligible Participants who are Match-Eligible Employees pursuant to Section 2.02(a)(1)(A) of the Plan and the amount required to result in an allocation to eligible Participants who are Match-Eligible Employees of ten percent (10%) of their Compensation; and

(2)    fifteen percent (15%) of the aggregate Compensation for such year of the Participants of Participating Group A among whom the Operating Company Contribution is to be allocated pursuant to ARTICLE III of the Plan.

(b)    For purposes of Section 2.02(a) of the Plan, the amount of the operating company contribution (as so defined, but determined without regard to the amount determined under the equivalent provision, if any, of Section 2.02(a)(1)(B) of this Plan under the Salaried Plan) to the profit-sharing fund under the Salaried Plan shall equal three percent (3%) of Operating Profit of Participating Group A times a fraction, the numerator of which is the compensation (as defined in the Salaried Plan) of eligible participants in the Salaried Plan and the denominator of which is the sum of the numerator herein and the Compensation of Participants who were such on the last Business Day of the Plan Year.

2.03.    COMPANY MATCH CONTRIBUTIONS

(a)    In General.  The Company shall make a Company Match Contribution to the Profit-Sharing Fund on behalf of a Participant who is a Match-Eligible Employee described in Section 1.60(d)(2) of the Plan beginning with the first payroll period that is administratively practicable after the date that the Match-Eligible Employee has completed ninety (90) days of Accredited Service (irrespective of the number of Hours of Service completed by the Match-Eligible Employee during such 90-day period), provided he has made Salary Reduction Contributions, After-Tax Contributions, or a combination of Salary Reduction Contributions and After-Tax Contributions with respect to such payroll period.

(b)    Amount of Company Match Contributions.  Company Match Contributions on behalf of each such eligible Participant shall be made in an amount equal to 100% of each such eligible Participant’s Salary Reduction Contributions and After-Tax Contributions made for a payroll period, provided however, that Philip Morris USA Inc. shall not match Salary Reduction Contributions, After-Tax Contributions, or a combination of Salary Reduction Contributions and After-Tax Contributions in excess of three percent (3%) of such eligible Participant’s Compensation made for any payroll period.

(c)    Limitations.  Allocations of Company Match Contributions to Highly Compensated Employees may be made only to the extent they are within the maximum contribution limits specified in Section 5.02 of the Plan.

2.04.    CONSOLIDATED EARNINGS LIMITATION

(a)    Limitation.  In no event shall the sum of the aggregate Operating Company Contribution to the Profit-Sharing Fund and the operating company contribution to the profit-sharing fund under the Salaried Plan for any calendar year exceed three percent (3%) of Consolidated Earnings for such year.

(b)    Reduction of Contributions.  In the event that the sum of the aggregate Operating Company Contribution to the Profit-Sharing Fund and operating company contribution to the profit-sharing fund under the Salaried Plan exceeds three percent (3%) of Consolidated Earnings, such contributions shall be reduced, pro rata, in the following order so that this limitation is not exceeded:

(1)    the Operating Company Contribution to the Profit-Sharing Fund described in Section 2.02(a)(1)(A) of the Plan and the operating company contribution to the profit-sharing fund under the equivalent provisions, if any, of the Salaried Plan for such calendar year.

(2)    the Operating Company Contribution to the Profit-Sharing Fund described in Section 2.02(a)(1)(B) of the Plan and the operating company contribution to the profit-sharing fund under the equivalent provisions, if any, of the Salaried Plan for such calendar year.

(c)    Insufficient or No Profits.  A Participating Group may make the Operating Company Contribution computed under Section 2.02 of the Plan, the Company Match Contribution computed under Section 2.03 of the Plan, and the Make-up Contribution computed under Section 2.05 of the Plan, notwithstanding that one or more Participating Companies which are a part of such Participating Group have insufficient or no current or accumulated profits from which to make its share of the Operating Company Contribution, Company Match Contribution or Make-up Contribution.

2.05.    MAKE-UP CONTRIBUTION

In the event that the Operating Company Contribution to the Profit-Sharing Fund is reduced pursuant to Section 2.04 of the Plan for any Plan Year and such reduction results in an allocation among eligible Participants who are Match-Eligible Employees that is less than ten percent (10%) of Compensation, then the Company shall make a Make-up Contribution for such Plan Year in an amount equal to the difference between the amount that is allocated among eligible Participants who are Match-Eligible Employees pursuant to Section 2.02(a)(1)(A) of the Plan and the amount required to result in an allocation to eligible Participants who are Match-Eligible Employees of ten percent (10%) of their Compensation.

2.06.    ANNUAL ADDITION LIMITATION

The amount of any Operating Company Contribution, Company Match Contribution and Make-up Contribution for each Plan Year shall be reduced by the amount by which an allocation of such Operating Company Contribution, Company Match Contribution or Make-up Contribution to any Participant would exceed the limitations described in ARTICLE XVII of the Plan. The Operating Company Contribution, Company Match Contribution and Make-up Contribution shall be reduced to prevent the Plan from exceeding the limitations described in ARTICLE XVII of the Plan.

2.07.    TIMING OF CONTRIBUTIONS

Each Operating Company Contribution shall be contributed to the Profit-Sharing Fund by Altria Group, Inc. on behalf of each Participating Group prior to the time prescribed by law for filing the Federal income tax return of Altria Group, Inc. The Company Match Contribution and any Make-up Contribution for a Plan Year shall be contributed to the Profit-Sharing Fund by or on behalf of Philip Morris USA Inc. prior to the time prescribed by law for filing the Federal income tax return of Altria Group, Inc.

2.08.    DEDUCTIBILITY OF CONTRIBUTIONS

(a)    Reduction of Contributions.  Each Operating Company Contribution, Company Match Contribution and Make-up Contribution for each Plan Year shall be reduced to the extent that they are not deductible by a Participating Company pursuant to Sections 404(j) and 404(l) of the Code unless the Chief Financial Officer of Altria Group, Inc. otherwise determines that all or a portion of an Operating Company Contribution, Company Match Contribution or Make-up Contribution is not conditioned upon its deductibility pursuant to the procedure provided in Section 2.08(b) of the Plan. In the event that a Participating Group is required to make an additional Operating Company Contribution, Company Match Contribution or Make-up Contribution pursuant to Section 14.09(d) of the Plan and such contribution or contributions are not deductible, in whole or in part, under Section 404 of the Code, then the Operating Company Contribution, Company Match Contribution and Make-up Contribution shall be reduced so that the sum of the Operating Company Contribution, Company Match Contribution, Make-up Contribution and the additional Operating Company Contribution under Section 14.09(d) of the Plan are deductible under Section 404 of the Code.

(b)    Exceptions.  Each contribution made by a Participating Company shall be conditioned upon its deductibility under Section 404 of the Code, unless:

(1)    prior to the due date (including extensions) for the Federal income tax return of Altria Group, Inc. for any year, the Chief Financial Officer of Altria Group, Inc.

(or his delegate) determines in writing that all or a portion of the contributions for the Plan Year are not conditioned on the deductibility of the contributions for that Plan Year; and

(2)    either such officer (or his delegate) determines in writing by such tax return due date that such contributions, in combination with contributions to any other plan qualified under Section 401(a) of the Code by any other member of the Controlled Group for such Plan Year, will not result in the imposition of excise tax under Section 4972 of the Code or one or more members of the Controlled Group pays any such excise tax.

(c)    Deduction Disallowed.  To the extent that the deduction of a contribution made by a Participating Company and conditioned upon deductibility is disallowed, the nondeductible amount shall be returned to the affected Participating Company within one (1) year after the deduction is disallowed.

2.09.    MISTAKE OF FACT

A Participating Company may recover without interest the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of the contribution.

ARTICLE III

ALLOCATION OF COMPANY CONTRIBUTIONS

3.01.    METHOD OF ALLOCATION

The Operating Company Contribution of each Participating Group for a Plan Year determined under Section 2.02(a)(1)(A) of the Plan shall be allocated, promptly after the amount thereof has been determined, among those who were Employees of a Participating Company of the Participating Group and Participants on the last Business Day of such year in the proportion to which the Compensation for such year of such Participant bears to the aggregate Compensation for such year of all such Participants of all such Participating Companies of the Participating Group.

3.02.    MINIMUM ALLOCATION TO MATCH ELIGIBLE PARTICIPANTS

In the event that the amount determined under Section 2.02(a)(1)(A) of the Plan results in an allocation of the Operating Company Contribution of less than ten percent (10%) of Compensation among those eligible Participants who are also eligible for the Company Match Contribution pursuant to Section 2.03 of the Plan, the Operating Company Contribution determined under Section 2.02(a)(1)(B) of the Plan shall be allocated, promptly after the amount thereof has been determined, among such of those eligible Participants who were Match-Eligible Employees of a Participating Company of Participating Group A and Participants on the last Business Day of such year in the proportion to which the Compensation for such year of such eligible Participant bears to the aggregate Compensation for such year of all such Participants of all such Participating Companies of the Participating Group; provided, however, that in no event shall the allocation of the Operating Company Contribution to any such Participant be greater than ten percent (10%) of his Compensation for a year.

3.03.    ANNUAL ADDITION LIMITATION

In no event shall the amount of the Operating Company Contribution allocated to a Participant exceed the limitations described in ARTICLE XVII of the Plan.

3.04.    DETERMINATION OF PARTICIPANTS AND NOTIFICATION OF AMOUNT OF ALLOCATION

The names of eligible Participants and the amount of the Operating Company Contribution, Company Match Contribution or Make-up Contribution to be allocated to each Participant’s Accounts shall be determined. Each Participating Company of a Participating Group shall be notified as to the amount to be credited to each Participant’s Accounts under this ARTICLE III of the Plan.

ARTICLE IV

PARTICIPANT CONTRIBUTIONS

4.01.    SALARY REDUCTION CONTRIBUTIONS

(a)    In General.  Each Employee may elect to make Salary Reduction Contributions to the Profit-Sharing Fund.

(b)    Automatic Election.  Each Employee hired or re-hired by, or transferred to, a Participating Company on and after June 1, 2007 (October 1, 2006 in the case of an Employee represented by the Craft Unions), shall be treated as having elected to make Salary Reduction Contributions to the Profit-Sharing Fund of three percent (3%) of his Compensation beginning with the first payroll period that is administratively practicable after the Employee has completed 90 days of Accredited Service (irrespective of the number of Hours of Service completed by the Employee during such 90-day period). An Employee may affirmatively elect not to make Salary Reduction Contributions or to make Salary Reduction Contributions equal to a different percentage of his Compensation.

(c)    Suspension for Hardship Withdrawal.  If a Participant takes or has taken a hardship withdrawal from his Personal Before-Tax Account, his Personal Before-Tax Catch-up Account, or from that sub-account of his Company Account that is considered part of a Cash or Deferred Arrangement, pursuant to Section 8.02 of the Plan, or from Elective Contributions pursuant to a Cash or Deferred Arrangement described in Section 1.12(b) of the Plan, the Participant may not make Salary Reduction Contributions for the six (6) month period following receipt of the hardship withdrawal.

(d)    Limitation on Salary Reduction Contributions.

(1)    Statutory Limit.  The total amount of Salary Reduction Contributions on behalf of any Participant for any Plan Year shall not exceed a percentage of the Participant’s Compensation for such Plan Year as determined by the Administrator, but in no event shall the aggregate amount of Elective Contributions for a Participant’s taxable year exceed the applicable dollar amount as defined in Section 402(g)(1)(B) of the Code in effect for such taxable year (as adjusted for cost-of-living increases for taxable years beginning after December 31, 2006 in accordance with Section 402(g)(4) of the Code).

(2)    ADP Limit.  Salary Reduction Contributions may be made by any Highly Compensated Employee only to the extent they are within the maximum contribution limits specified in Section 5.01 of the Plan.

(e)    Excess Deferrals.  If Salary Reduction Contributions, together with Elective Contributions to a Cash or Deferred Arrangement described in Section 1.12(b) of the Plan, made by the Participating Company or any other member of the Controlled Group on behalf of the Participant exceed the applicable dollar amount as defined in Section 402(g)(1)(B) of the Code (as so adjusted) for the Participant’s taxable year, the amount of such excess (including allocable earnings) shall be distributed to the affected Participant on or before April 15 of the calendar year following the close of the Plan Year for which the excess Salary Reduction Contributions were made.

(f)    Compensation To Be Deferred.  Salary Reduction Contributions with respect to any Plan Year may only be made with respect to Compensation which has not been received by the Participant nor otherwise currently available to the Participant and may be made solely by means of periodic payroll deductions.

(g)    Timing of Deposits.  Salary Reduction Contributions deducted by a Participating Company shall be paid to the Trustee for deposit in the Profit-Sharing Fund as soon as administratively practicable, but in no event later than the 15th Business Day of the month following the month in which the Participant would otherwise have received the Compensation in cash.

4.02.    CATCH-UP CONTRIBUTIONS

(a)    Catch-up Eligible Employee.  Catch-up Contributions may be made by any Employee who:

(1)    will have attained age 50 by December 31st of the Plan Year for which such Catch-up Contributions are made; and

(2)    with respect to whom no other elective deferrals (as defined in Section 414(v)(2)(C) of the Code) may be made to the Plan for the Plan Year by reason of the application of any limitation or other restriction described in Section 414(v)(3) of the Code or comparable limitation or restriction contained in the Plan. Catch-up Contributions that are not in excess of the limitations of this clause (2) shall be recharacterized as Salary Reduction Contributions to the extent permitted under Section 4.01 of the Plan.

(b)    Limitation.  The total amount of Catch-up Contributions on behalf of any Participant for any Plan Year shall not exceed the amount specified in Section 1.13 of the Plan, provided, however, that, if a Participant takes or has taken a hardship withdrawal pursuant to Section 8.02 of the Plan from his Personal Before-Tax Account, his Personal Before-Tax Catch-up Account, or from that sub-account of his Company Account that is considered part of a Cash or Deferred Arrangement, or from Elective Contributions pursuant to a Cash or Deferred Arrangement described in Section 1.12(b) of the Plan, the Participant may not make Catch-up Contributions for the six (6) month period following receipt of the hardship withdrawal.

(c)    Compensation To Be Deferred.  Catch-up Contributions with respect to any Plan Year may only be made with respect to Compensation which has not been received by the Participant nor otherwise currently available to the Participant and may be made solely by means of periodic payroll deductions.

(d)    Timing of Deposits.  Catch-up Contributions deducted by a Participating Company shall be paid to the Trustee for deposit in the Profit-Sharing Fund as soon as administratively practicable, but in no event later than the 15th Business Day of the month following the month in which the Participant would otherwise have received the Compensation in cash.

4.03.    AFTER-TAX CONTRIBUTIONS

(a)    In General.  Each Employee may make After-Tax Contributions to the Profit-Sharing Fund.

(b)    Suspension for Hardship Withdrawal.  If a Participant takes or has taken a hardship withdrawal pursuant to Section 8.02 of the Plan from his Personal Before-Tax Account, his Personal Before-Tax Catch-up Account, or from that sub-account of his Company Account that is considered part of a Cash or Deferred Arrangement, or from Elective Contributions pursuant to a Cash or Deferred Arrangement described in Section 1.12(b) of the Plan, the Participant may not make After-Tax Contributions for the six (6) month period following receipt of the hardship withdrawal.

(c)    Limitations.

(1)    In General.  The total amount of After-Tax Contributions by any Participant under this Section 4.03 of the Plan during any Plan Year shall not exceed the lesser of:

(A)    the aggregate amount of After-Tax Contributions the Participant could have made to the Profit-Sharing Fund for all Plan Years during which he was a Participant in the Plan after January 1, 1971, less the aggregate of all of the Participant’s After-Tax Contributions previously made to the Plan after such date;

(B)    the amount of After-Tax Contributions which causes the amount of Annual Additions (as defined in Section 17.03 of the Plan) to exceed the limitations of Section 415 of the Code for such Plan Year; or

(C)    such amount as approved by the Administrator.

(2)    Highly Compensated Employees.  After-Tax Contributions may be made by any Highly Compensated Employee only to the extent they are within the maximum contribution limits specified in Section 5.02 of the Plan.

(d)    Method of Making After-Tax Contributions.

(1)    For Current Plan Year.  After-Tax Contributions with respect to a current Plan Year may be made by means of periodic payroll deductions, or by lump-sum payments to the Trustee for deposit in the Profit-Sharing Fund. A Participant shall not make more than one lump-sum payment in any calendar month.

(2)    For Prior Plan Year.  After-Tax Contributions with respect to a prior Plan Year may be made by means of a lump-sum payment to the Trustee. A Participant shall not make more than one lump-sum payment in any Plan Year. Such lump-sum payments shall be made on a date or dates and in accordance with rules as may be prescribed from time to time.

(e)    Timing of Deposits.  After-Tax Contributions made by periodic payroll deduction to a Participating Company shall be paid to the Trustee for deposit in the Profit-Sharing Fund as soon as administratively practicable, but in no event later than the 15th Business Day of the month following the month in which such After-Tax Contribution was deducted from the Participant’s Compensation.

4.04.    AGGREGATE LIMIT ON PARTICIPANT CONTRIBUTIONS

In addition to the contribution limitations referred to in this ARTICLE IV of the Plan, a Participant’s aggregate Salary Reduction Contributions, Catch-up Contributions and After-Tax Contributions shall not exceed a percentage of the Participant’s Compensation as determined by the Administrator.

4.05.    ELIGIBLE ROLLOVER CONTRIBUTIONS

(a)    In General.  An Employee may make one or more Eligible Rollover Contributions to the Profit-Sharing Fund. Before an Eligible Rollover Contribution described in Section 1.32(b) of the Plan is accepted, the Employee may be required, at his own expense, to obtain the opinion of a qualified tax advisor that the contribution constitutes an Eligible Rollover Contribution described in Section 408(d)(3)(A)(ii) of the Code. Any Eligible Rollover Contribution accepted by the Plan shall not be considered in determining the maximum amount an eligible Employee can contribute under Sections 4.01, 4.02 or 4.03 of the Plan, or the maximum Annual Additions under ARTICLE XVII of the Plan. Eligible Rollover Contributions shall be made in cash only and shall be initially invested as part of the Profit-Sharing Fund.

(b)    Timing of Deposits.  Eligible Rollover Contributions received by a Participating Company shall be paid to the Trustee for deposit in the Profit-Sharing Fund as soon as administratively practicable.

ARTICLE V

ADP AND ACP TESTING

5.01.    ADP TESTING

Salary Reduction Contributions on behalf of any Highly Compensated Employee shall not be in an amount which causes the Plan to fail to satisfy the provisions of Section 401(k)(3) of the Code and Treasury Regulation Section 1.401(k)-2 (and subsequent Internal Revenue Service guidance issued thereunder), using the prior year testing method as currently set forth in Notice 98-1 (or any superseding Internal Revenue Service guidance).

5.02.    ACP TESTING

After-Tax Contributions to the Profit-Sharing Fund made by a Participant who is a Highly Compensated Employee, together with any Salary Reduction Contributions that may be recharacterized as After-Tax Contributions no later than March 15 of the calendar year immediately succeeding the Plan Year for which the Salary Reduction Contributions were made, and Company Match Contributions shall not be in an amount which causes the Plan to fail to satisfy the provisions of Section 401(m) of the Code and Treasury Regulation Section 1.401(m)-2 (and subsequent Internal Revenue Service guidance issued thereunder), using the prior year testing method as currently set forth in Notice 98-1 (or any superseding Internal Revenue Service guidance).

5.03.    FORFEITURE OF COMPANY MATCH CONTRIBUTIONS

Notwithstanding any provision in the Plan to the contrary, Company Match Contributions which related to Salary Reduction Contributions distributed as excess deferrals or excess contributions shall be forfeited as of the last Valuation Date of the Plan Year to which the excess deferrals or excess contributions relate. Such forfeitures shall be used to reduce Company Contributions, Company Match Contributions or Make-up Contributions.

ARTICLE VI

VALUATION

6.01.    PARTICIPANT ACCOUNTS

(a)    Subaccounts.  The Third-Party Recordkeeper shall maintain:

(1)    a Company Account for each eligible Participant and Inactive Participant;

(2)    a Company Match Account for each eligible Participant or Inactive Participant for whom the Company has made Company Match Contributions pursuant to Section 2.03 of the Plan;

(3)    a Make-up Contribution Account for each eligible Participant or Inactive Participant for whom the Company has made a Make-up Contribution pursuant to Section 2.05 of the Plan;

(4)    a Personal Before-Tax Account for each Participant and Inactive Participant who has made a Salary Reduction Contribution to the Profit-Sharing Fund;

(5)    a Personal After-Tax Account for each Participant and Inactive Participant who has made an After-Tax Contribution to the Profit-Sharing Fund;

(6)    a Rollover Account for each Participant or Inactive Participant who has made a rollover contribution to the Fund prior to January 1, 1993 or has made an Eligible Rollover Contribution on or after January 1, 1993 to the Profit-Sharing Fund;

(7)    a Paysop Rollover Account for each Participant and Inactive Participant whose account balance in the PAYSOP was transferred from the PAYSOP;

(8)    a Personal After-Tax Rollover Account for each Participant and Inactive Participant who has made an After-Tax Rollover Contribution to the Profit-Sharing Fund;

(9)    a Personal Before-Tax Catch-up Account for each Participant and Inactive Participant who has made a Catch-up Contribution to the Profit-Sharing Fund; and

(10)  a Loan Account for each Participant and Inactive Participant who has obtained a loan pursuant to ARTICLE X of the Plan.

(b)    A Participant’s or Inactive Participant’s Company Account, Company Match Account, Make-up Contribution Account, Personal Before-Tax Account, Personal After-Tax Account, Rollover Account, Paysop Rollover Account, Personal After-Tax Rollover Account and Personal Before-Tax Catch-up Account shall in all cases include amounts transferred from the equivalent account under the Craft Plan and merged into this Plan.

(c)    Vesting.  A Participant and Inactive Participant shall at all times have a nonforfeitable interest in his Accounts and his Loan Account, based on the Current Value of his Accounts and Loan Account.

6.02.    VALUATION OF PARTICIPANT ACCOUNTS

(a)    In General.  As of each Valuation Date, the Trustee shall determine the current market value of the Fund (exclusive of contributions not yet received by it) and the Third-Party Recordkeeper shall determine the Current Value of each Participant’s, Inactive Participant’s, Beneficiary’s and Alternate Payee’s share in the Fund with respect to his Accounts and Loan Account on the basis of proportionate shares in the Fund on such date.

(b)    Exceptions.  The processing of requests to Rebalance or perform an Exchange (including a Real-Time Trade), the determination of the value of the Fund, the determination of the Current Value of some or all Plan Accounts and Loan Accounts and the processing of other transactions in connection with the administration of the Plan may be adversely affected or temporarily or permanently interrupted on any Business Day due to circumstances which may or may not be within the responsibility or control of the Trustee, Administrator, Third-Party Recordkeeper or any other party to the Plan. In such event, the Trustee or Third-Party Recordkeeper may, within its sole discretion, or in consultation with or at the direction of the Administrator, elect not to process any such Rebalance or Exchange (including a Real-Time Trade), or to determine the Current Value of the Fund or some or all Plan Accounts and Loan Accounts.

(c)    Exchanges.  Notwithstanding the preceding provisions of this Section 6.02 of the Plan, solely for the purpose of determining the cost of an Exchange into Part D of the Fund or the proceeds of an Exchange out of Part D, Part I or Part K of the Fund, the value of such Exchange shall be determined using the procedures for Real-Time Trading as in effect at the time of the Exchange.

6.03.    TRANSFER TO SALARIED PLAN

Notwithstanding anything to the contrary contained in the Plan, if a Participant transfers to a job position whereby he becomes a participant in the Salaried Plan, the then Current Value of such Participant’s Accounts and Loan Account shall be transferred to the trustees of the Salaried Plan as soon as administratively practicable following the effective date of the Participant’s transfer.

6.04.    ACCOUNTS FOR INDIVIDUALS INELIGIBLE TO PARTICIPATE

(a)    Paysop Rollover Account.  Solely for purposes of this ARTICLE VI and ARTICLE VII, ARTICLE VIII, ARTICLE IX and ARTICLE X of the Plan, a Participant shall include an Employee for whom the Third-Party Recordkeeper maintains a Paysop Rollover Account, but who is not otherwise eligible to become a Participant in the Plan.

(b)    Beneficiaries and Alternate Payees.  The Third-Party Recordkeeper shall also maintain such Accounts (i) for a Beneficiary of a deceased Participant or deceased Inactive Participant and (ii) for an Alternate Payee of a Participant or Inactive Participant as may be necessary to reflect such Beneficiary’s or Alternate Payee’s interest in the Plan.

6.05.    ACCOUNT STATEMENTS

Each Participant, Inactive Participant, Beneficiary and Alternate Payee shall receive a statement setting forth the Current Value of each of such Participant’s, Inactive Participant’s, Beneficiary’s or Alternate Payee’s Accounts no less frequently than annually. Electronic medium may be used for the delivery of any such statement to the extent authorized pursuant to Section 15.01(b) of the Plan.

ARTICLE VII

DISTRIBUTION

7.01.    IN GENERAL

(a)    Eligibility for Distribution.  Subject to the provisions of Sections 7.02 and 7.07, and ARTICLE VIII of the Plan, distribution shall be made only in the event that a person becomes an Inactive Participant or in the event of a Participant’s death. Except as hereinafter provided in this ARTICLE VII of the Plan and in Section 1.45 of the Plan, when a person becomes an Inactive Participant he thereafter shall have no right or interest under the Plan other than his right to receive the Current Value of his Accounts, less the Current Value of his Loan Account, if any.

(b)    Compliance With Section 401(a)(9) of the Code.  Distribution will be made in accordance with Section 401(a)(9) of the Code and the accompanying Treasury Regulations. The provisions of this Section 7.01 of the Plan reflecting compliance with Section 401(a)(9) of the Code and the accompanying final Treasury Department Regulations override any distribution option in the Plan that may be construed as inconsistent with Section 401(a)(9) of the Code. In no event shall distribution be made or commence to be made:

(1)    later than the Required Benefit Commencement Date; or

(2)    at a rate less than is required under Section 401(a)(9)(A)(ii) of the Code.

7.02.    FORM AND TIMING OF DISTRIBUTIONS

(a)    Deemed Deferral to Required Benefit Commencement Date.  Subject to the provisions of ARTICLE VIII of the Plan, an Inactive Participant shall have the right to distribution of the Current Value of his Accounts, less the Current Value of his Loan Account, provided, however, that unless the Inactive Participant elects otherwise, he shall be deemed to have elected to defer distribution of his Accounts to his Required Benefit Commencement Date and to have distribution made according to the Uniform Lifetime Table set forth in Treasury Regulation § 1.401(a)(9)-9, Q&A-2. An Inactive Participant whose sole Beneficiary is his Spouse who is more than ten (10) years younger than the Inactive Participant may elect to have distribution made according to the Joint and Last Survivor Table set forth in Treasury Regulation § 1.401(a)(9)-9, Q&A-3.

(b)    Optional Forms of Distribution.  An Inactive Participant may elect to have distribution made in one or more of the following methods, provided that in no event shall distribution be made or commence to be made later than the Required Benefit Commencement Date:

(1)    in a single payment;

(2)    in nonperiodic installments;

(3)    in quarter-annual, semi-annual or annual installments over a period not exceeding the life expectancy of the Inactive Participant or the joint life expectancies of the Inactive Participant and his Beneficiary; or

(4)    in accordance with clauses (2) or (3) hereof and thereafter in accordance with the provisions of clause (1) hereof.

(c)    Distributions Following Death of Participant.  In the event of the death of the Participant or Inactive Participant, payment shall be made to his Beneficiary, provided, however, that

(1)    Non-Spouse Beneficiary.  If the Beneficiary of the deceased Participant or deceased Inactive Participant is not his Spouse, payment must be completed no later than December 31st of the calendar year that contains the fifth anniversary of the Participant’s or Inactive Participant’s death;

(2)    Spouse as Beneficiary.  If the sole Beneficiary of a deceased Participant is his Spouse, or of a deceased Inactive Participant is his Spouse and the death of the Inactive Participant occurs prior to commencement of the distribution of his Accounts (and irrespective whether such death occurs before or after his Required Benefit Commencement Date), payment shall be made as elected by such Beneficiary pursuant to Section 7.02(b) of the Plan, provided, however, that if no election is made prior to the Required Benefit Commencement Date, payment shall be made or commence to be made no later than the Required Benefit Commencement Date and distribution shall be made according to the Single Life Table set forth in Treasury Regulation § 1.401(a)(9)-9, Q&A-1;

(3)    Spouse as Beneficiary after Commencement of Distribution.  If the sole Beneficiary of a deceased Inactive Participant is his Spouse and the death of the Inactive Participant occurs after commencement of the distribution of his Accounts, payment shall be made as elected by such Beneficiary pursuant to Section 7.02(b) of the Plan, provided, however, that the Beneficiary may elect to have distribution made according to the Single Life Table set forth in Treasury Regulation § 1.401(a)(9)-9, Q&A-1 using the longer of the remaining life expectancy of the Inactive Participant or the life expectancy of the Beneficiary. If no election is made prior to the Required Benefit Commencement Date, payment shall be made or commence to be made no later than the Required Benefit Commencement Date and distribution shall be made according to the Single Life Table set forth in Treasury Regulation § 1.401(a)(9)-9, Q&A-1;

(4)    Loan Offset.  If the estate of a deceased Participant has failed to timely repay the principal balance of any Loan outstanding on the date of the deceased Participant’s death, any distribution shall not include the principal balance of the deceased Participant’s Loan Account, which shall be distributed to the deceased Participant’s estate.

(d)    Eligible Rollover Distribution.  An Inactive Participant, a Beneficiary who is the Spouse of a deceased Participant or deceased Inactive Participant, or a former spouse who is an Alternate Payee under a Qualified Domestic Relations Order may affirmatively elect to have all or a portion of an Eligible Rollover Distribution paid directly to the trustee or custodian of an Eligible Retirement Plan.

(e)    Elections.

(1)    Any election with respect to the form of distribution under Sections 7.02(b)(1) or 7.02(b)(3) of the Plan may be revoked or modified by a Participant or Inactive Participant at any time prior to distribution of the single sum payment or the commencement of the distribution and a new election may be made pursuant to Section 7.02(b) of the Plan, provided, however, that in no event shall distribution be made or commence to be made in violation of Section 401(a)(9) of the Code or, with respect to that portion of an Account invested in the Subpart of Part D designated as the ESOP Fund, in violation of Section 409(o) of the Code.

(2)    Any election with respect to the form of distribution under Section 7.02(b)(2) of the Plan may be revoked or modified by a Participant or Inactive Participant at any time and a new election may be made pursuant to Section 7.02(b) of the Plan, provided, however, that in no event shall distribution be made or commence to be made in violation of Section 401(a)(9) of the Code.

(3)    After the date of death of the Inactive Participant, a Beneficiary who is the Spouse may revoke or modify any election of the Inactive Participant with respect to the method of distribution and elect to have distribution made in a single payment within sixty (60) days of the date of the application, or on such other date as the Administrator may approve.

(f)    Required Commencement of Benefits.

(1)    In General.  Subject to the provisions of Sections 7.02(a) and 7.02(f)(2) of the Plan, distribution of benefits under the Plan shall commence not later than the sixtieth (60th) day after the latest of the close of the Plan Year in which:

(A)    the Inactive Participant attains the age of sixty-five (65) years;

(B)    occurs the tenth (10th) anniversary of the year in which the Inactive Participant commenced participation in the Plan; or

(C)    the Inactive Participant terminates his employment with the Controlled Group.

(2)    ESOP Fund.  Solely in the case of that portion of his Accounts invested in the Subpart of Part D designated as the ESOP Fund, the Inactive Participant may elect that distribution commence to be made not later than one year after the close of the Plan Year:

(A)    in which the Participant has a severance from employment by reason of attaining the age of sixty-five (65), death or disability; or

(B)    which is the fifth Plan Year following the Plan Year in which the Participant otherwise has a severance from employment (except that this clause shall not apply if the Participant is reemployed by a member of the Controlled Group before distribution is required to begin under this clause (B)).

(g)    Small Account Balance.

(1)    Immediate Cash-Out.  If an Inactive Participant fails to make a valid election within six (6) months of the date he ceases to be an Employee and the Current Value of his Accounts and his Loan Account as of the Valuation Date coincident with or next preceding the date he ceases to be an Employee is less than $1,000, distribution shall be made in a single payment during the calendar year in which he ceases to be a Participant or in the next succeeding calendar year.

(2)    Deferred Cash-Out.  If an Inactive Participant fails to make a valid election and the Current Value of his Accounts and Loan Account is not less than $1,000, distribution shall be made in one payment as of the Valuation Date coincident with or next preceding the date the Inactive Participant attains age sixty-five (65). Prior to the distribution of his Accounts, an Inactive Participant may elect to have distribution made or commence to be made in accordance with the provisions of this Section 7.02 of the Plan.

7.03.    FORM OF DISTRIBUTION

(a)    In General.  Any distribution may be made in cash or in kind or partly in cash and partly in kind, according to the rules established from time to time pursuant to Section 15.03 of the Plan, except as provided in subsections (b), (c) and (d) below.

(b)    Part D.  If any portion of an Account is invested in Part D of the Fund (including both Subparts thereof) and such Account is to be distributed pursuant to this ARTICLE VII of the Plan, or as a withdrawal authorized pursuant to Section 8.03 hereof, the portion of the Account invested in Part D may be made in full shares of Altria Stock (with cash in lieu of a fractional share) as elected by the Inactive Participant, Beneficiary or Alternate Payee. The election to receive distribution of full shares of Altria Stock shall not be allowed if the Altria Stock Independent Named Fiduciary has determined to eliminate Part D of the Fund, or has determined to liquidate, in whole or in part, the Plan’s holdings in Altria Stock in Part D of the Fund.

(c)    Part I.  If any portion of an Account is invested in Part I of the Fund and such Account is to be distributed pursuant to this ARTICLE VII of the Plan, or as a withdrawal authorized pursuant to Section 8.03 hereof, the portion of the Account invested in Part I may be made in full shares of Kraft Stock (with cash in lieu of a fractional share), as elected by the Inactive Participant, Beneficiary or Alternate Payee. The election to receive distribution of full shares of Kraft Stock shall not be allowed if the Kraft Stock Independent Named Fiduciary has determined to eliminate Part I of the Fund, or has determined to liquidate, in whole or in part, the Plan’s holdings in Kraft Stock in Part I of the Fund.

(d)    Part K.  If any portion of an Account is invested in Part K of the Fund and such Account is to be distributed pursuant to this ARTICLE VII of the Plan, or as a withdrawal authorized pursuant to Section 8.03 hereof, the portion of the Account invested in Part K may be made in full shares of PMI Stock (with cash in lieu of a fractional share), as elected by the Inactive Participant, Beneficiary or Alternate Payee. The election to receive distribution of full shares of PMI Stock shall not be allowed if the PMI Stock Independent Named Fiduciary has determined to eliminate Part K of the Fund, or has determined to liquidate, in whole or in part, the Plan’s holdings in PMI Stock in Part K of the Fund.

7.04.    MAINTENANCE OF ACCOUNTS

After a Participant ceases to be such, his Accounts shall remain in the Fund until distributed in accordance with Section 7.02 of the Plan. Except as provided in Section 1.45 of the Plan, after a Participant ceases to be such, a Participating Company shall not (i) allocate any portion of the Operating Company Contribution to his Company Account; (ii) make Company Match Contributions to his Company Match Account; (iii) allocate any portion of a Make-up Contribution to his Make-up Contribution Account; (iv) make Salary Reduction Contributions to his Personal Before-Tax Account; or (v) make Catch-up Contributions to his

Before-Tax Catch-up Account and the Inactive Participant shall make no contribution to his Personal After-Tax Account, his Personal After-Tax Rollover Account or his Rollover Account.

7.05.    DESIGNATION OF BENEFICIARY

(a)    In General.  A Beneficiary designation will be effective when it is received by the Administrator, provided the designation is completed in accordance with Section 1.09 of the Plan and current administrative procedures.

(b)    By Participant or Inactive Participant.   Notwithstanding the provisions of Section 7.02 of the Plan, and in accordance with Section 1.09 of the Plan, any Participant or Inactive Participant may at any time and from time to time designate the Beneficiary to whom distribution shall be made in the event of his death.

(1)    A married Participant or Inactive Participant who designates someone other than his Spouse as his Beneficiary must:

(A)    receive his Spouse’s written consent to such designation; and

(i)    the Spouse’s written consent must designate a Beneficiary which may not be changed without spousal consent (or the consent of the Spouse expressly permits designations by the Participant or Inactive Participant without any requirement of further consent by the Spouse); and

(ii)    the Spouse’s consent must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public, or

(B)    it is established to the satisfaction of the Administrator that the consent required under subparagraph (A) may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as the Secretary may by regulations prescribe.

(C)    Any consent by a Spouse (or establishment that the consent of a Spouse may not be obtained) under this subsection (b)(1) shall be effective only with respect to such Spouse.

(2)    If a married Participant or Inactive Participant files a Beneficiary designation which is ineffective because it does not contain the required spousal consent, such designation shall be forever invalid and shall not later become valid as the result of the subsequent divorce of the Participant or Inactive Participant or the subsequent death of the Spouse.

(c)    By Beneficiary.  A Beneficiary of a deceased Participant or deceased Inactive Participant may, at any time and from time to time after the death of the Participant or Inactive Participant, designate the Beneficiary to whom distribution shall be made in the event of the death of the Beneficiary before distribution has been made or been completed in accordance with the provisions of Section 7.02(c) of the Plan.

7.06.    ELIGIBLE ROLLOVER DISTRIBUTIONS

An Inactive Participant (or his Beneficiary who is his Spouse) or Alternate Payee may revoke any election with respect to whether an Eligible Rollover Distribution is to be paid to an Eligible Retirement Plan and any such change shall be effective with respect to all subsequent Eligible Rollover Distributions until a new election is filed.

7.07.    ALTERNATE PAYEES

An Alternate Payee shall have the right to receive a distribution from the Plan in any form permitted under this ARTICLE VII of the Plan at any time after the judgment, decree or order (including approval of a property settlement agreement) pursuant to a State domestic relations law applicable to the Alternate Payee is determined to be a Qualified Domestic Relations Order.

7.08.    SECTION 16 OF SECURITIES EXCHANGE ACT OF 1934

Notwithstanding the preceding provisions of this ARTICLE VII of the Plan, a Participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 may request that any distribution (other than a lump sum distribution) made pursuant to this ARTICLE VII of the Plan not be made from that portion of his Accounts that is invested in Part D, Part I and/or Part K of the Fund.

ARTICLE VIII

WITHDRAWALS

8.01.    IN GENERAL

(a)    Pre-1988 Personal After-Tax Contributions.  Subject to Section 8.04 of the Plan, a Participant may withdraw the amount of After-Tax Contributions in his Personal After-Tax Account made to the Plan prior to January 1, 1987.

(b)    Personal After-Tax and Rollover Accounts.  Subject to the provisions of Section 8.04 of the Plan, a Participant may withdraw all or any part of the Current Value of his Personal After-Tax Account, Personal After-Tax Rollover Account and Rollover Account.

(c)    Qualification for Loan.  As a condition for the granting of a loan authorized by ARTICLE X of the Plan, the Participant may be required to authorize a withdrawal of all or a portion of the Current Value of his Personal After-Tax Account, Personal After-Tax Rollover Account and Rollover Account, in an amount sufficient to satisfy a default on the repayment of such loan.

8.02.    HARDSHIP WITHDRAWALS

(a)    Eligibility for Hardship Withdrawal.  Subject to the provisions of Section 8.02(e) of the Plan and Section 8.04 of the Plan, a Participant who satisfies (1) or (2) below may apply for a withdrawal on account of hardship (as defined in Section 8.02(c) of the Plan) from the listed Accounts, provided that he also satisfies the requirements of Section 8.02(b) of the Plan:

(1)    a Participant who has been such for purposes of eligibility for an Operating Company Contribution for fewer than twenty-four (24) months may apply for a withdrawal on account of hardship from his Personal Before-Tax Account and his Personal Before-Tax Catch-up Account only;

(2)    a Participant who has been such for purposes of eligibility for an Operating Company Contribution for no fewer than twenty-four (24) months may apply for a withdrawal on account of hardship from that sub-account of his Company Account that is not considered part of a Cash or Deferred Arrangement, his Company Match Account, Paysop Rollover Account, Personal Before-Tax Account, Personal Before-Tax Catch-up Account and that sub-account of his Company Account that is considered part of a Cash or Deferred Arrangement.

(b)    Prerequisites for Hardship Withdrawal.  Prior to applying for a withdrawal on account of hardship:

(1)    a Participant must obtain all available withdrawals under Section 8.01 of the Plan;

(2)    a Participant who has a balance under the Subpart of Part D designated as the ESOP Fund, must elect to receive dividends on those balances in cash, to the extent the cash will be payable in time to help meet the financial need;

(3)    a Participant requesting a withdrawal from his Personal Before-Tax Account, his Personal Before-Tax Catch-up Account and that sub-account of his

Company Account that is considered part of a Cash or Deferred Arrangement, must obtain all available withdrawals (other than a withdrawal pursuant to this Section 8.02 of the Plan) and loans available to him under all plans qualified under Section 401(a) of the Code maintained by any member of the Controlled Group; and

(4)    a Participant must first perform an Exchange (a Real-Time Trade) out of that portion, if any, of his Accounts that is invested in Part D, Part I and/or Part K of the Fund and that will be needed to satisfy the hardship withdrawal.

(c)    Immediate and Heavy Financial Need.  A distribution is made on account of hardship if such distribution is necessary to alleviate or satisfy an immediate and heavy financial need of the Participant. A distribution shall be made on account of an immediate and heavy financial need if a Participant lacks adequate financial resources to:

(1)    make payment to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage on such residence; or

(2)    make payment of the costs directly related to the purchase of a principal residence of such Participant (excluding mortgage payments); or

(3)    make payment of expenses for medical care (within the meaning of Section 213(d) of the Code) previously incurred by such Participant or his dependent or dependents, or expenses necessary for these persons to obtain medical care (within the meaning of Section 213(d) of the Code); or

(4)    make payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for such Participant, his dependent or dependents; or

(5)    make payment for burial and funeral expenses for the Participant’s deceased parent, spouse, child or dependent; or

(6)    make payment for expenses for the repair of damage to a Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of the Participant’s adjusted gross income).

(d)    Order of Withdrawal.  If it is determined that an immediate and heavy financial need exists or is imminent, a distribution from such Participant’s Accounts may be authorized in the following order in order to satisfy such hardship:

(1)    in the case of an application for hardship made pursuant to Section 8.02(a)(1) of the Plan:

(A)    the Participant’s Personal Before-Tax Account; and

(B)    the Participant’s Personal Before-Tax Catch-up Account.

(2)    in the case of an application for hardship made pursuant to Section 8.02(a)(2) of the Plan:

(A)    that sub-account of the Participant’s Company Account that is not considered part of a Cash or Deferred Arrangement;

(B)    the Participant’s Company Match Account;

(C)    the Participant’s Paysop Rollover Account;

(D)    the Participant’s Personal Before-Tax Account;

(E)    the Participant’s Personal Before-Tax Catch-up Account;

(F)    that sub-account of the Participant’s Company Account that is considered part of a Cash or Deferred Arrangement; and

(G)    the Participant’s Make-up Contribution Account.

(e)    Limit on Hardship Withdrawals.

(1)    The amount of a distribution pursuant to an application under Section 8.02(a)(1) of the Plan shall not exceed the lesser of:

(A)    the amount determined to be necessary to meet the immediate and heavy financial need of the Participant; or

(B)    the Current Value of his Personal Before-Tax Account and Personal Before-Tax Catch-up Account;

less the amount of earnings credited to (i) his Personal Before-Tax Account on and after January 1, 1989 and (ii) his Personal Before-Tax Catch-up Account.

(2)    The amount of a distribution pursuant to an application under Section 8.02(a)(2) of the Plan shall not exceed the lesser of:

(A)    the amount determined to be necessary to meet the immediate and heavy financial need of the Participant; or

(B)    the Current Value of that sub-account of his Company Account that is not considered part of a Cash or Deferred Arrangement, Company Match Account, Paysop Rollover Account, Personal Before-Tax Account, Personal Before-Tax Catch-up Account, that sub-account of his Company Account that is considered part of a Cash or Deferred Arrangement, and his Make-up Contribution Account;

less the amount of earnings credited to (i) his Personal Before-Tax Account and that sub-account of his Company Account that is considered part of a Cash or Deferred Arrangement on and after January 1, 1989, and (ii) his Personal Before-Tax Catch-up Account.

(f)    Suspension of Contributions.  If a withdrawal on account of hardship is authorized from a Participant’s Personal Before-Tax Account, Personal Before-Tax Catch-up Account, or that sub-account of his Company Account that is considered part of a Cash or Deferred Arrangement, then no Salary Reduction Contributions, Catch-up Contributions or

After-Tax Contributions shall be made on the Participant’s behalf to the Profit-Sharing Fund for the six (6) consecutive calendar months following such withdrawal.

(g)    Dependent Defined.  As used in Section 8.02(c) of the Plan, the term “dependent” shall mean:

(1)    a Participant’s Spouse (determined in accordance with applicable state law) not legally separated from the Participant;

(2)    a natural or legally adopted child of the Participant or of his Spouse, provided such child is dependent on the Participant; and

(3)    a parent of the Participant or of the Spouse of the Participant, provided such parent is dependent on the Participant.

(h)    No Termination of Participation.  Neither the application for nor the distribution of any funds in accordance with this Section 8.02 of the Plan shall have the effect of terminating the Participant’s participation in the Plan.

(i)    Investigations; Possible Implications of Misrepresentations.  Investigations may be conducted and a Participant may be required to make such representations or warranties as are deemed desirable or necessary to carry out the purpose of this Section 8.02 of the Plan. Any misrepresentation or omission of a material fact made by the Participant in connection with an application for a withdrawal under this Section 8.02 of the Plan may be cause for dismissal of employment.

(j)    Nondiscrimination.  The provisions of this Section 8.02 of the Plan shall be applied on a uniform and nondiscriminatory basis to all Participants in similar circumstances.

(k)    Correction of Disqualifying Withdrawal.  If a distribution authorized under this Section 8.02 of the Plan shall render the Trust under this Plan disqualified for exemption from taxation and disqualify the Plan under the Code, then such distribution may be reduced in amount, if necessary to zero, in order to maintain qualification.

8.03.    AGE 59 1/2 WITHDRAWAL

(a)    Personal Before-Tax Account.  Any Participant who has attained the age of fifty-nine and one-half (59 1/2) years may apply for withdrawal of all or a portion of the Current Value of his Personal Before-Tax Account.

(b)    All Accounts.  Any Participant who has been such for at least five (5) calendar years for purposes of eligibility for the Operating Company Contribution and who has attained the age of fifty-nine and one-half (59 1/2) years may apply for withdrawal of all or a portion of the Current Value of his Accounts.

(c)    No Termination of Participation.  Neither the application for nor the payment of any withdrawal in accordance with this Section 8.03 of the Plan shall have the effect of terminating the Participant’s participation in the Plan.

(d)    Investigations; Possible Implications of Misrepresentations.  Investigations may be conducted and a Participant may be required to make representations or warranties as are deemed desirable or necessary to carry out the purpose of this Section 8.03 of the Plan.

Any misrepresentation or omission of a material fact made by the Participant in connection with an application for a withdrawal under this Section 8.03 of the Plan may be cause for dismissal of employment.

8.04.    FORM OF WITHDRAWAL

(a)    Lump Sum.  Any withdrawal pursuant to the preceding provisions of this ARTICLE VIII of the Plan shall be made in a lump sum as soon as is practicable after such withdrawal is authorized. A Participant may elect to have any withdrawal that is an Eligible Rollover Distribution paid directly to the trustee or custodian of the Eligible Retirement Plan designated by the Participant.

(b)    Parts D and I.  Subject to Section 7.03 of the Plan, prior to applying for a withdrawal pursuant to Sections 8.01, 8.02 or 8.03 of the Plan, the Participant must first perform an Exchange (a Real-Time Trade) out of that portion, if any, of his Accounts that is invested in Part D or Part I of the Fund and that is needed to satisfy the withdrawal.

8.05.    WITHDRAWAL OF ALTRIA STOCK CASH DIVIDENDS

(a)    Permitted Election.  Notwithstanding the preceding provisions of this ARTICLE VIII of the Plan, a Participant, Inactive Participant, Beneficiary or Alternate Payee may elect to have any cash dividend payable with respect to shares of Altria Stock allocated to his Account and held under the Subpart of Part D of the Fund designated as the ESOP Fund distributed to the Participant, Inactive Participant, Beneficiary or Alternate Payee in cash not later than ninety (90) days after the close of the Plan Year in which the cash dividend was paid.

(b)    Default Election.  If a Participant, Inactive Participant, Beneficiary or Alternate Payee shall fail to make an election, any such cash dividends shall be paid to such Subpart and reinvested in Altria Stock to be allocated to the Participant’s, Inactive Participant’s, Beneficiary’s or Alternate Payee’s Account.

(c)    Duration of Election.  The election as to whether to receive a cash dividend payable with respect to shares of Altria Stock in cash or reinvested in additional shares of Altria Stock that is in effect at the close of business on the last Business Day before the applicable Ex-Dividend Date may not be changed until after the Dividend Payment Date.

8.06.    WITHDRAWAL FEES

The Account of a Participant may be charged for requesting a withdrawal from the Plan.

8.07.    SECTION 16 OF SECURITIES EXCHANGE ACT OF 1934

Notwithstanding the preceding provisions of this ARTICLE VIII of the Plan, a Participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 may request that any withdrawal (other than a withdrawal of the Current Value of his Accounts in a single lump sum) made pursuant to Sections 8.01, 8.02 or 8.03 of the Plan not be made from that portion of his Accounts that is invested in Part D, Part I and/or Part K of the Fund.

ARTICLE IX

THE FUND

9.01.    THE FUND

(a)    In Trust.  The Fund shall be held in trust by the Trustees and shall consist of all amounts paid into the Profit-Sharing Fund pursuant to the Plan, investments made therewith (including transfers to the ESOP Fund pursuant to Section 9.03(c) of the Plan), reinvestments thereof, proceeds of such investments and reinvestments and earnings and profits thereon, less payments made by the Trustees from the Fund. It shall be impossible for any part of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants, Inactive Participants and their Beneficiaries and Alternate Payees and for the reasonable expenses of administering the Plan and the Fund.

(b)    Direction of Trustees.  The Trustees shall be subject to the directions of:

(1)    the Investment Committee, provided, however, that the Investment Committee may appoint one or more Investment Managers to manage (including the power to acquire and dispose of) one or more Parts of the Fund (other than Part D, Part I and Part K of the Fund);

(2)    the Altria Stock Independent Named Fiduciary;

(3)    the Kraft Stock Independent Named Fiduciary;

(4)    the PMI Stock Independent Named Fiduciary;

(5)    the Administrator or its delegates (including the Third-Party Recordkeeper); and

(6)    Participants, Inactive Participants, Beneficiaries and Alternate Payees, who each may exercise the rights described in Section 9.01(c) of the Plan.

(c)    Compliance with ERISA Section 404(c).  The Plan is intended to comply with the provisions of Section 404(c) of ERISA and the accompanying Regulation of the Department of Labor. Accordingly, except as otherwise provided in the Plan (including, by way of example and not of limitation, the provisions of Section 11.03 of the Plan) and Trust Agreements insofar as such Plan and Trust Agreements are not inconsistent with the provisions of Title I of ERISA, each Participant and Inactive Participant (and Beneficiary and Alternate Payee) shall have the right to exercise control over the balance in his Accounts.

9.02.    INVESTMENTS

(a)    The Trustee shall, in accordance with Participant’s directions as provided in Sections 9.03 and 9.04 of the Plan, invest and reinvest the principal and income of the Fund and keep the Fund invested in the following Parts:

(1)    Part A (US Government Obligations Fund)

(2)    Part B (US Large Cap Equity Index Fund)

(3)    Part C (Interest Income Fund)

(4)    Part D (Altria Stock Investment Option)

(A)    Part D is a single fund consisting of two Subparts:

(i)    a fund forming part of the Profit-Sharing Fund and, subject to Section 9.02(d)(2) of the Plan, invested solely in Altria Stock; and

(ii)    a fund designated as the ESOP Fund and, subject to Section 9.02(d)(2) of the Plan, invested solely in Altria Stock.

(B)    Exchanges (Real-Time Trades) into or out of Part D shall be made on the open market pursuant to order types selected by the Participant in accordance with the Plan’s procedures for Real Time Trading. Subject to Sections 9.02(a)(4)(C) and 11.05(a) of the Plan, the Trustee shall purchase shares of Altria Stock invested in Part D only upon the direction of a Participant, Inactive Participant, Beneficiary or Alternate Payee and retain such Altria Stock, regardless of market fluctuations and shall sell such shares of Altria Stock only upon the direction of a Participant, Inactive Participant, Beneficiary or Alternate Payee, or the Altria Stock Independent Named Fiduciary.

(C)    Subject only to Section 11.05 of the Plan and the remaining provisions of this clause (C), Part D of the Fund is a permanent feature of the Plan. Except as otherwise provided in Section 9.02(d)(2) of the Plan, Part D of the Fund shall continue to be invested exclusively in Altria Stock unless the Altria Stock Independent Named Fiduciary (or the Named Fiduciary with respect to Part D of the Fund then named in the Plan), determines in its sole discretion, that holding Altria Stock in Part D is no longer consistent with ERISA and, if so, determines to liquidate, in whole or in part, the Plan’s holdings of Altria Stock in Part D pursuant to Section 11.05 of the Plan, in which case the proceeds of any such liquidation shall be invested in Part A of the Fund (US Government Obligations Fund).

(5)    Part E (International Equity Fund)

(6)    Part F (US Mid/Small Cap Equity Index Fund)

(7)    Part G (Balanced Fund)

(8)    Part H (Euro Equity Fund)

(9)    Part I (Kraft Stock Investment Option) — Subject to Section 9.02(d)(2) of the Plan, a fund invested solely in Kraft Stock.

(A)    No other investments in Part I by Participants, Inactive Participants, Beneficiaries and Alternate Payees are permitted, including dividends on shares of Kraft Stock.

(B)    Exchanges (Real-Time Trades) out of Part I shall be made on the open market pursuant to order types selected by the Participant in accordance with the Plan’s procedures for Real Time Trading. Subject to Sections 9.02(a)(9)(C) and 11.06 of the Plan, the Trustee shall sell shares of Kraft Stock invested in Part I only upon the direction of a Participant, Inactive Participant, Beneficiary or Alternate Payee and retain such Kraft Stock, regardless of market fluctuations and shall sell such shares of Kraft Stock only upon the direction of a Participant, Inactive Participant, Beneficiary or Alternate Payee or the Kraft Stock Independent Named Fiduciary.

(C)    Subject only to Section 11.06 of the Plan and the remaining provisions of this clause (C), Part I of the Fund is a permanent feature of the Plan. Except as otherwise provided in Section 9.02(d)(2) of the Plan, Part I of the Fund shall continue to be invested exclusively in Kraft Stock unless the Kraft Stock Independent Named Fiduciary determines, in its sole discretion, that holding Kraft Stock in Part I is no longer consistent with ERISA and, if so, determines to liquidate, in whole or in part, the Plan’s holdings of Kraft Stock in Part I pursuant to Section 11.06 of the Plan, in which case the proceeds of any such liquidation shall be invested in Part J (Fidelity Money Market Trust: Retirement Money Market Portfolio (also known as the “Fidelity Retirement Money Market Portfolio” and the “Conduit Fund”)).

(10)    Part J (Fidelity Money Market Trust: Retirement Money Market Portfolio (also known as the “Fidelity Retirement Money Market Portfolio” and the “Conduit Fund”) — Part J shall only receive proceeds from the sales of Kraft Stock held in Part I of the Fund and PMI Stock held in Part K of the Fund. Balances from other investment options shall not be exchanged into Part J.

(11)    Part K (PMI Stock Investment Option) — Subject to Section 9.02(d)(2) of the Plan, a fund invested solely in PMI Stock.

(A)    No other investments in Part K by Participants, Inactive Participants, Beneficiaries and Alternate Payees are permitted, including dividends on shares of PMI Stock.

(B)    Exchanges (Real-Time Trades) out of Part K shall be made on the open market pursuant to order types selected by the Participant in accordance with the Plan’s procedures for Real Time Trading. Subject to Sections 9.02(a)(11)(C) and 11.07 of the Plan, the Trustee shall sell shares of PMI Stock invested in Part K only upon the direction of a Participant, Inactive Participant, Beneficiary or Alternate Payee and retain such PMI Stock, regardless of market fluctuations and shall sell such shares of PMI Stock only upon the direction of a Participant, Inactive Participant, Beneficiary or Alternate Payee or the PMI Stock Independent Named Fiduciary.

(C)    Subject only to Section 11.07 of the Plan and the remaining provisions of this clause (C), effective March 28, 2008, Part K of the Fund shall be a permanent feature of the Plan. Except as otherwise provided in Section 9.02(d)(2) of the Plan, Part K of the Fund shall continue to be invested exclusively in PMI Stock unless the PMI Stock Independent Named Fiduciary determines, in its sole discretion, that holding PMI Stock in Part K is no longer consistent with ERISA and, if so, determines to liquidate, in whole or in part, the Plan’s holdings of PMI Stock in Part K, in which case the proceeds of any such liquidation shall be invested in Part J (Fidelity Money Market Trust: Retirement Money Market Portfolio (also known as the “Fidelity Retirement Money Market Portfolio” and the “Conduit Fund”)).

(b)    Trading Restrictions.

(1)    An Investment Manager appointed by the Investment Committee to manage any Part of the Fund (other than Part D, Part I and Part K) may impose a redemption charge or other trading restrictions (including, but not limited to, rejection of or limitation on all or a portion of any purchase or sell order, limitation on the number of purchases or sales within a specified period of time or exclusion from any investment in an affected investment option) on any Participant, Inactive Participant, Beneficiary or Alternate Payee who is alleged to have violated the abusive trading practices or other policies of such Investment Manager as set forth in the description of, or prospectus for, the investment vehicle used for the Part of the Fund.

(2)    The Plan may impose a redemption charge or impose other trading restrictions (including, but not limited to, rejection of or limitation on all or a portion of any purchase or sell order, limitation on the number of purchases or sales within a specified period of time or exclusion from any investment in an affected investment option) on any Participant, Inactive Participant, Beneficiary or Alternate Payee who is alleged to have violated the abusive trading practices or other policies of an Investment Manager as set forth in the description of, or prospectus for, the investment vehicle used for the Part of the Fund with respect to transactions that are not subject to the redemption charge imposed by the Investment Manager.

(c)     Part D Dividends.  Periodic transfers of all shares of Altria Stock held in that Subpart of Part D forming part of the Profit-Sharing Fund shall be made to that Subpart of Part D designated as the ESOP Fund as of the Business Day immediately preceding any Ex-dividend Date (or at such other time or times as may be determined) in order for Participants, Inactive Participants, Beneficiaries and Alternate Payees to make the election pursuant to Section 8.05 of the Plan with respect to any cash dividends with respect to all shares of Altria Stock invested in Part D.

(d)    Permitted Short-Term Investments.

(1)    An Investment Manager may, in its sole discretion, keep any portion of a Part (or a Subpart), other than Part D, Part I and Part K, in cash or short-term investments (including a commingled fund of the Trustee) for liquidity purposes, pending the selection and purchase of permanent investments for such Part (or Subpart).

(2)    The Trustee of Part D, Part I and Part K may, in its sole discretion, keep a portion of Part D, Part I and Part K in cash or short-term investments (including a commingled fund of the Trustee) solely to the extent required to meet distribution, withdrawal, and administrative needs (e.g., to settle trades of fractional shares of Altria Stock, Kraft Stock and PMI Stock) of the Trust.

(e)    Expenses of the Fund.

(1)    Responsibility for Payment.  All taxes, fees, brokerage commissions and other reasonable expenses of administering the Plan and the Fund, whether in connection with services provided by third parties, or otherwise, shall be paid from the Fund, to the extent not paid by the Participating Companies.

(2)    Allocation of Expenses.  The expenses of administering the Plan shall be allocated among the Accounts of Participants, Inactive Participants, Beneficiaries and Alternate Payees in such manner as shall be determined from time to time by the Investment Committee. Such expenses may be allocated pro-rata among Participants, Inactive Participants, Beneficiaries and Alternate Payees and may include a direct charge to the Account of the Participant, Inactive Participant, Beneficiary or Alternate Payee requesting the transaction generating the expense, or such other reasonable method as may be determined by the Investment Committee from time to time.

9.03.    PARTICIPANT DIRECTION OF INVESTMENTS

(a)    In General.  Subject to the limitations of this Section 9.03 of the Plan, each Participant, Inactive Participant, Beneficiary and Alternate Payee shall direct the investment of his Accounts among the Parts of the Fund. A Participant, Inactive Participant, Beneficiary or Alternate Payee may direct the investment of his Accounts on any Business Day by one or more Exchanges, or by a Rebalancing, provided, however, that:

(1)    an Exchange into or out of Part D of the Fund may only be made by a Real-Time Trade;

(2)    an Exchange out of Part I or Part K of the Fund into Part J of the Fund may only be made by a Real-Time Trade;

(3)    an Exchange is only allowed out of Part J of the Fund; and

(4)    any other transaction that uses the proceeds from an Exchange out of (sale of) Part D, Part I or Part K of the Fund may not be initiated until after the Real-Time Trade effecting the Exchange is settled.

(b)    Future Contributions.

(1)    Each Participant and Inactive Participant shall also direct the investment of any future contributions (including the Operating Company Contribution, Company Match Contributions, Make-up Contributions, Salary Reduction Contributions, Catch-up Contributions, After-Tax Contributions, Rollover Contributions and After-Tax Rollover Contributions) to such of the Participant’s Accounts among the Parts of the Profit-Sharing Fund.

(2)    Participants and Inactive Participants shall not be permitted to direct the investment of future contributions to:

(A)    that Subpart of Part D designated as the ESOP Fund;

(B)    Part I of the Fund;

(C)    Part J of the Fund; and

(D)    Part K of the Fund.

(c)    Part D.  A Participant, Inactive Participant, Beneficiary or Alternate Payee may perform an Exchange through a Real-Time Trade of all or any portion of his Accounts invested in that Subpart of Part D designated as the ESOP Fund to another Part of the Fund (or perform multiple Exchanges from Part D among other Parts of the Fund), other than the Subpart of Part D forming part of the Profit-Sharing Fund.

(d)    Default Investment Elections.  In the event that the Third-Party Recordkeeper fails to receive a proper direction from the Participant, such Participant’s contributions shall be invested in Part G until the Third-Party Recordkeeper receives a proper direction.

(e)     Restrictions on Elections.  Any apportionment of an investment direction among the Parts of the Fund (whether as an Exchange or a Rebalancing) shall be in integral multiples expressed in a whole percentage, in whole or partial units of a Part (other than Part D, Part I and Part K), or in whole dollars invested in a Part, provided, however, that:

(1)    if a Participant, Inactive Participant, Beneficiary or Alternate Payee performs an Exchange out of Part D of the Fund of all whole shares of Altria Stock with respect to a specific Account (or with respect to all of his Accounts), any fractional share of Altria Stock will also be Exchanged out of Part D;

(2)    if a Participant, Inactive Participant, Beneficiary or Alternate Payee performs an Exchange out of Part I of the Fund of all whole shares of Kraft Stock with respect to a specific Account (or with respect to all of his Accounts), any fractional share of Kraft Stock will also be Exchanged out of Part I; and

(3)    if a Participant, Inactive Participant, Beneficiary or Alternate Payee performs an Exchange out of Part K of the Fund of all whole shares of PMI Stock with respect to a specific Account (or with respect to all of his Accounts), any fractional share of PMI Stock will also be Exchanged out of Part K.

9.04.    INVESTMENT RULES

(a)    In General.  Subject to such rules and conditions as may be in force at the time of the election and subject to the limitations of Section 9.03 of the Plan and this Section 9.04 of the Plan, a Participant, Inactive Participant, Beneficiary and Alternate Payee may, on any Business Day, modify his investment directions as then in effect with respect to the investment of his Accounts and a Participant may, on any Business Day, modify his investment directions as then in effect with respect to the investment of future contributions to each of his Accounts or to all of his Accounts.

(b)    Restrictions.

(1)    The Third-Party Recordkeeper may be directed to prohibit or limit the number or type of modifications of investment direction with respect to any one or more Participants, Inactive Participants, Beneficiaries or Alternate Payees or as to all Participants, Beneficiaries and Alternate Payees should it be determined that use of this feature of the Plan has, or will, become excessive, or if it is determined that such Participant, Inactive Participant, Beneficiary or Alternate Payee has violated the abusive trading practices or other policies of an Investment Manager or of the Plan.

(2)    A Participant, Inactive Participant, Beneficiary and Alternate Payee may not perform a Rebalancing with respect to any portion of his Account invested in Part D, Part I, Part J or Part K.

9.05.    BENEFICIARIES AND ALTERNATE PAYEES

If a Participant or Inactive Participant dies before distribution is made or completed, his Beneficiary may direct the investment of such former Participant’s Accounts pursuant to the provisions of this ARTICLE IX of the Plan. An Alternate Payee of either a Participant or Inactive Participant may direct the investment of that portion (or all) of the Accounts assigned to such Alternate Payee pursuant to the Qualified Domestic Relations Order.

9.06.    COMMON, COLLECTIVE OR POOLED FUNDS

Any sale or purchase of an interest in (a) a common or collective trust fund or pooled investment fund maintained by the Trustee or any other party in interest (as defined in ERISA) which is a bank or trust company supervised by a State or Federal agency, or (b) a pooled investment fund of an insurance company qualified to do business in any State (as defined in ERISA) is expressly permitted with respect to any of the assets of the Fund.

9.07.    INVESTMENTS IN TRUSTEE DEPOSITS

The assets in the Fund held by the Trustee may be invested in deposits of such Trustee or any party in interest (as defined in ERISA).

ARTICLE X

LOANS TO PARTICIPANTS

10.01.    PARTICIPANT LOANS

(a)    Maximum Loan.  A Participant may, in accordance with nondiscriminatory rules, make application for not more than one General Purpose Loan and one Home Purchase Loan from his Accounts in an aggregate amount not greater than the lesser of:

(1)    fifty percent (50%) of the Current Value of his Accounts; or

(2)    $50,000;

reduced by the amount, if any, by which the highest outstanding balance of all General Purpose and Home Purchase Loans made to the Participant pursuant to the provisions of this ARTICLE X of the Plan during the twelve (12) month period immediately preceding the date on which the Loan is made, exceeds the outstanding balance on the date the Loan is made of all Loans made to the Participant pursuant to this Article.

(b)    Part D, Part I and Part K.  Prior to applying for a Loan pursuant to this Section 10.01 of the Plan, the Participant must first perform an Exchange (a Real-Time Trade) out of that portion, if any, of his Accounts that is invested in Part D, Part I and/or Part K of the Fund and that is needed to satisfy the Loan.

(c)    Disbursement of Loan Proceeds.  Loan proceeds may be made by check or by any acceptable electronic transfer media.

(d)    Plan Limits on Loans.  A Participant may not have more than one General Purpose Loan and one Home Purchase Loan outstanding at any time and a Participant may not make application for a second outstanding Loan within six (6) months of his application for a first outstanding Loan. The minimum amount of any Loan from a Participant’s Accounts shall be $1,000. Inactive Participants, Beneficiaries and Alternate Payees are not eligible to obtain a Loan from the Plan.

10.02.    PERIOD OF REPAYMENT

The application for a Loan shall specify the period of repayment, which period shall not be less than two (2) years nor more than five (5) years (except as provided under Section 10.04(e) of the Plan), provided that a Participant may apply for a period of repayment of not more than twenty-five (25) years for a Home Purchase Loan.

10.03.    LOAN REPAYMENTS

(a)    Amortization.  Each Loan shall be amortized in level payments and shall bear a fixed interest rate over the term of the Loan, provided, however, that a Participant who has received a Home Purchase Loan which has been outstanding for no less than five years may apply to change the interest rate to the rate currently in effect at the time of the application and provided, further, that no such application may be made more frequently than every five years.

(b)    Documentation of Home Purchase Loan.  A Participant who applies for a Home Purchase Loan shall provide such documentation as is deemed sufficient to demonstrate that the proceeds will be used to purchase the primary residence of the Participant.

(c)    Early Repayment.  A Participant may repay in full or in part the balance of any outstanding General Purpose Loan or Home Purchase Loan no earlier than twelve (12) months from the date the Loan proceeds are paid to the Participant, provided that the level amount of amortization payments shall not be changed in the case of a partial repayment.

(d)    Missed Loan Payments.  A Participant who fails to make at least one monthly repayment of his Loan may be required to suspend making Personal Before-Tax Contributions or After-Tax Contributions, or both Personal Before-Tax Contributions and After-Tax Contributions to the Plan or to extend the amortization period of his Loan.

(e)    Manner of Loan Payments.  Loans shall ordinarily be repaid by periodic deduction from the Participant’s paycheck. However, a Participant may repay by check or by any acceptable electronic transfer media.

10.04.    LOAN DEFAULT

(a)    In General.  A default shall occur upon the occurrence of one of the following events:

(1)    failure to repay the loan within five (5) years, if a General Purpose Loan and twenty-five (25) years if a Home Purchase Loan; or

(2)    failure to make a payment before the last day of the calendar quarter following the calendar quarter in which the payment was due; or

(3)    in the case of a Participant who has incurred a severance from employment from his Participating Company and each other member of the Controlled Group, failure to repay the loan before he has taken a distribution from the Plan.

(b)    Possible Transfer of Loan to Successor Plan.  In the event of the transfer of the Accounts allocable to Participants (and their spouses and beneficiaries) of a Participating Company (or division, unit or part thereof) to the trust of another plan qualified under Section 401(a) of the Code pursuant to the provisions of Section 14.14 of the Plan, outstanding balances of all Loans made to the affected Participants may not become due and payable, but may instead be transferred to and assumed by the plan to which the Accounts are transferred. Any Loans outstanding as of close of business on August 31, 2009 under the Craft Plan were transferred to and assumed by the Plan.

(c)    Death of Participant.  If a Participant dies before the principal balance of any outstanding Loan is repaid in full, such principal balance must be repaid by the deceased Participant’s estate no later than the last day of the calendar quarter next succeeding the calendar quarter in which the Participant died.

(d)    Future Loans Prohibited.  A Participant who has defaulted on the repayment of a Loan may not obtain any future Loan from his Accounts, provided, however, that a failure to repay a Loan with an outstanding balance of not more than $10 shall not be considered a default.

(e)    USERRA.  Loan repayments may be suspended under the Plan as permitted under Section 414(u)(4) of the Code.

10.05.    INVESTIGATIONS; POSSIBLE IMPLICATIONS OF MISREPRESENTATION

Investigations may be conducted and a Participant may be required to make representations or warranties as are deemed desirable or necessary to carry out the purpose of this ARTICLE X of the Plan. Any misrepresentation or omission of a material fact made by the Participant in connection with an application for a loan under this ARTICLE X of the Plan may be cause for dismissal of employment.

10.06.    LOAN FEES

The Account of a Participant may be charged for obtaining a Loan and for maintaining a Loan.

10.07.    SECTION 16 OF SECURITIES EXCHANGE ACT OF 1934

Notwithstanding the preceding provisions of this ARTICLE X of the Plan, a Participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 may request that any Loan not be made from that portion of his Accounts that is invested in Part D, Part I and/or Part K of the Fund.

ARTICLE XI

PLAN ADMINISTRATION

11.01.    THE ADMINISTRATOR

(a)    Named Fiduciary.  The Administrator is a Named Fiduciary.

(b)    Power to Delegate.  The general administration of the Plan shall be vested in the Administrator; provided, however, that the Administrator may delegate or assign its authority to one or more delegates or assignees to carry out certain responsibilities with respect to the administration of the Plan as set forth in the Plan and in the Trust Agreement.

(c)    Reports of Delegates.  Each delegate or assignee of the Administrator who has been authorized to exercise administrative responsibilities and powers under the Plan shall periodically report to the Administrator on its exercise thereof and the discharge of such responsibilities.

11.02.    INVESTMENT COMMITTEE

(a)    Named Fiduciary.  The Investment Committee is a Named Fiduciary.

(b)    Authority.  Subject to the delegation of such authority pursuant to the provisions of this Plan, the Investment Committee shall have full authority with respect to the operation and management of the investment of the assets of the Plan, other than Part D, Part I and Part K of the Fund, including by way of example, but not of limitation:

(1)    to monitor the investment performance of the Parts of the Fund (other than Part D, Part I and Part K);

(2)    to select the Parts of the Fund (other than Part D of the Fund or any other similar fund or investment option that invests in Altria Stock) in which Participants, Inactive Participants, Beneficiaries and Alternate Payees may invest the balance in their Accounts;

(3)    to appoint one or more Investment Managers to manage (including the power to acquire or dispose of) one or more Parts or any portion of a Part of the Fund (other than Part D, Part I and Part K);

(4)    to appoint one or more successor Trustees and to enter into a trust agreement with the Trustee or any successor Trustee;

(5)    to appoint an Investment Advisor (as referenced in Section 1.47(c) of the Plan) to render investment advice to Participants, Inactive Participants, Beneficiaries and Alternate Payees with respect to the investment of their Accounts under the Plan, which Investment Advisor shall acknowledge in writing to the Investment Committee that it is a fiduciary with respect to the Plan. The Investment Advisor shall render such investment advice to any Participant, Inactive Participant, Beneficiary and Alternate Payee who requests it and who furnishes to the Investment Advisor such information as it may reasonably request. A Participant, Inactive Participant, Beneficiary or Alternate Payee may accept, reject or modify the investment recommendations of the Investment Advisor; and

(6)    to determine the expenses of administering the Plan and the investment of the Plan’s assets which shall be payable from the Fund, which determination shall not be the responsibility of the Administrator.

(c)    Authority to Delegate.  The Investment Committee may delegate part of its responsibilities and powers to any person or persons selected by it. Any such delegation may be revoked at any time. Any delegate exercising Investment Committee responsibilities and powers under this Section 11.02 of the Plan shall periodically report to the Investment Committee on its exercise thereof and the discharge of such responsibilities.

(d)    Action.  The Investment Committee may act by a majority of its number then in office, either by vote at a meeting or in writing without a meeting. Any act of the Investment Committee shall be sufficiently evidenced if certified by the Secretary of the Investment Committee, any two (2) members thereof.

11.03.    DIRECTOR, BENEFIT INVESTMENTS AND DIRECTOR, RETIREMENT PLANS

Effective May 11, 2009, the Director, Benefit Investments and Director, Retirement Plans, shall have the sole responsibility to monitor the Altria Stock Independent Named Fiduciary, the Kraft Stock Independent Named Fiduciary and the PMI Stock Independent Named Fiduciary to determine in its sole judgment and discretion whether each continues to have the qualifications, capacity and personnel to discharge its respective obligations under the Plan.

11.04.    MANAGEMENT COMMITTEE

(a)    Authority.  The Management Committee shall be responsible for reviewing partial or complete denials of claims for benefits by the Administrator, but only to the extent that a Participant, Inactive Participant or Beneficiary (or an authorized representative) timely requests such a review pursuant to the claims procedure set forth in Section 14.04 of the Plan.

(b)    Action.  The Management Committee may act by a majority of its number then in office, either by vote at a meeting or in writing without a meeting. Any act of the Management Committee shall be sufficiently evidenced if certified by the Secretary of the Management Committee, any two (2) members thereof. The Management Committee is not required to meet regularly or periodically, but only if its responsibilities require it to act at a meeting.

11.05.    ALTRIA STOCK INDEPENDENT NAMED FIDUCIARY

(a)    Named Fiduciary.  The Altria Stock Independent Named Fiduciary is a Named Fiduciary.

(b)    Authority.  Subject to the provisions of Section 9.02(a)(4) of the Plan, the Altria Stock Independent Named Fiduciary shall have full authority with respect to the management of the investment of Part D of the Fund, including the following duties:

(1)    to monitor Altria’s financial condition to determine, in its sole discretion, whether ERISA requires the imposition of any limitation or restriction on the investment of Accounts of Participants, Inactive Participants, Beneficiaries and Alternate Payees in Part D of the Fund and, if so, to impose such limitation or restriction;

(2)    to monitor Altria’s financial condition to determine, in its sole discretion, whether holding Altria Stock in Part D of the Fund is no longer consistent with ERISA and, if so, to determine when and how to liquidate, in whole or in part, the Plan’s holdings in Altria Stock in Part D of the Fund;

(3)    if the Altria Stock Independent Named Fiduciary exercises the authority provided for in clauses (1) or (2), to direct the investment of any proceeds from any sale or other disposition of Altria Stock in Part A of the Fund (US Government Obligations Fund) pending the investment election of Participants, Inactive Participants, Beneficiaries and Alternate Payees;

(4)    to communicate its decisions to Participants, Inactive Participants, Beneficiaries and Alternate Payees using the Plan’s normal distribution methods;

(5)    to establish procedures to ensure the confidentiality of information relating to the holding and sale of interests in Part D of the Fund and on the exercise of voting, tender and similar rights by Participants, Inactive Participants, Beneficiaries and Alternate Payees;

(6)    to determine, in its sole discretion, whether (i) a public tender or exchange offer that is made for the purchase or exchange of less than five percent (5%) of the outstanding shares of Altria Stock, and (ii) with respect to which the tender offer price is less than the closing price of Altria Stock on the New York Stock Exchange or other principal exchange on which Altria Stock is traded on or about the date the tender offer is publicly announced, should be passed through to Plan Participants, Inactive Participants, Beneficiaries and Alternate Payees and if the Altria Stock Independent Named Fiduciary determines that tender offer materials should not be provided to Participants, Inactive Participants, Beneficiaries and Alternate Payees, it shall direct the Trustee as to whether shares of Altria Stock should or should not be tendered pursuant to such offer, provided that ALCS or the transfer agent for the shares of Altria Stock timely notifies the Altria Stock Independent Named Fiduciary of the tender offer;

(7)    to review any communications to Participants, Inactive Participants, Beneficiaries and Alternate Payees by the Plan, the Plan’s Third-Party Recordkeeper or the Company regarding Part D of the Fund; and

(8)    to direct such Plan’s Trustee and custodian to execute and deliver to the Altria Stock Independent Named Fiduciary such forms and other documents as the Altria Stock Independent Named Fiduciary may determine are advisable to be filed with the Securities and Exchange Commission or other governmental agency.

(c)    Prior Amendment Not Required.  Any exercise of the duties by the Altria Stock Independent Named Fiduciary granted to it pursuant to Section 11.05(b) of the Plan shall not require an amendment of the Plan prior to the initiation of the exercise of any such duty.

11.06.    KRAFT STOCK INDEPENDENT NAMED FIDUCIARY

(a)    Named Fiduciary.  The Kraft Stock Independent Named Fiduciary is a Named Fiduciary.

(b)    Authority.  Subject to the provisions of Section 9.02(a)(9) of the Plan, the Kraft Stock Independent Named Fiduciary shall have full authority with respect to the management of the investment of Part I of the Fund, including the following duties:

(1)    to monitor Kraft’s financial condition to determine, in its sole discretion, whether holding Kraft Stock in Part I of the Fund is no longer consistent with ERISA and, if so, to determine when and how to liquidate, in whole or in part, the Plan’s holdings in Kraft Stock in Part I of the Fund;

(2)    to communicate its decisions to Participants, Inactive Participants, Beneficiaries and Alternate Payees using the Plan’s normal distribution methods;

(3)    to establish procedures to ensure the confidentiality of information relating to the holding and sale of interests in Part I of the Fund and on the exercise of voting, tender and similar rights by Participants, Inactive Participants, Beneficiaries and Alternate Payees;

(4)    to determine, in its sole discretion, whether (i) a public tender or exchange offer that is made for the purchase or exchange of less than five percent (5%) of the outstanding shares of Kraft Stock, and (ii) with respect to which the tender offer price is less than the closing price of Kraft Stock on the New York Stock Exchange or other principal exchange on which Kraft Stock is traded on or about the date the tender offer is publicly announced, should be passed through to Plan Participants, Inactive Participants, Beneficiaries and Alternate Payees and if the Kraft Stock Independent Named Fiduciary determines that tender offer materials should not be provided to Participants, Inactive Participants, Beneficiaries and Alternate Payees, it shall direct the Trustee as to whether shares of Kraft Stock should or should not be tendered pursuant to such offer, provided that ALCS or the transfer agent for the shares of Kraft Stock timely notifies the Kraft Stock Independent Named Fiduciary of the tender offer;

(5)    to review any communications to Participants, Inactive Participants, Beneficiaries and Alternate Payees by the Plan, the Plan’s Third-Party Recordkeeper or the Company regarding Part I of the Fund; and

(6)    to direct the Plan’s Trustee and custodian to execute and deliver to the Kraft Stock Independent Named Fiduciary such forms and other documents as the Kraft Stock Independent Named Fiduciary may determine are advisable to be filed with the Securities and Exchange Commission or other governmental agency.

(c)    Prior Amendment Not Required.  Any exercise of the duties by the Kraft Stock Independent Named Fiduciary granted to it pursuant to Section 11.06(b) of the Plan shall not require an amendment of the Plan prior to the initiation of the exercise of any such duty.

11.07.    PMI STOCK INDEPENDENT NAMED FIDUCIARY

(a)    Named Fiduciary.  The PMI Stock Independent Named Fiduciary is a Named Fiduciary.

(b)    Authority.  Subject to the provisions of Section 9.02(a)(11) of the Plan, the PMI Stock Independent Named Fiduciary shall have full authority with respect to the management of the investment of Part K of the Fund, including the following duties:

(1)    to monitor PMI’s financial condition to determine, in its sole discretion, whether holding PMI Stock in Part K of the Fund is no longer consistent with ERISA and, if so, to determine when and how to liquidate, in whole or in part, the Plan’s holdings in PMI Stock in Part K of the Fund;

(2)    to communicate its decisions to Participants, Inactive Participants, Beneficiaries and Alternate Payees using the Plan’s normal distribution methods;

(3)    to establish procedures to ensure the confidentiality of information relating to the holding and sale of interests in Part K of the Fund and on the exercise of voting, tender and similar rights by Participants, Inactive Participants, Beneficiaries and Alternate Payees;

(4)    to determine, in its sole discretion, whether (i) a public tender or exchange offer that is made for the purchase or exchange of less than five percent (5%) of the outstanding shares of PMI Stock, and (ii) with respect to which the tender offer price is less than the closing price of PMI Stock on the New York Stock Exchange or other principal exchange on which PMI Stock is traded on or about the date the tender offer is publicly announced, should be passed through to Plan Participants, Inactive Participants, Beneficiaries and Alternate Payees and if the PMI Stock Independent Named Fiduciary determines that tender offer materials should not be provided to Participants, Inactive Participants, Beneficiaries and Alternate Payees, it shall direct the Trustee as to whether shares of PMI Stock should or should not be tendered pursuant to such offer, provided that ALCS or the transfer agent for the shares of PMI Stock timely notifies the PMI Stock Independent Named Fiduciary of the tender offer;

(5)    to review any communications to Participants, Inactive Participants, Beneficiaries and Alternate Payees by the Plan, the Plan’s recordkeeper or the Company regarding Part K of the Fund; and

(6)    to direct the Plan’s Trustee and custodian to execute and deliver to the PMI Stock Independent Named Fiduciary such forms and other documents as the PMI Stock Independent Named Fiduciary may determine are advisable to be filed with the Securities and Exchange Commission or other governmental agency.

(7)    Prior Amendment Not Required.  Any exercise of the duties by the PMI Stock Independent Named Fiduciary granted to it pursuant to Section 11.07 of the Plan shall not require an amendment of the Plan prior to the initiation of the exercise of any such duty.

11.08.    THE FIDUCIARIES

(a)    In General.  The duties and powers of the Fiduciaries shall be as set forth in the Plan and in the Trust Agreement.

(b)    Allocation of Responsibilities.  The fiduciary responsibilities of the Named Fiduciaries shall be allocated as follows:

(1)    Administrator.  The Administrator shall have the responsibility, exclusive from the other Fiduciaries, as the Named Fiduciary with respect to the management of the Plan as it relates to the administration of the Plan and shall have no authority or responsibility with respect to the management of the Fund, which shall be the sole responsibility of the Investment Committee, the Altria Stock Independent Named Fiduciary, the Kraft Stock Independent Named Fiduciary and the PMI Stock Independent Named Fiduciary as allocated among them as set forth below.

(2)     Director, Benefit Investments and Director, Retirement Plans.  The Director, Benefit Investments and Director, Retirement Plans shall have the responsibility, exclusive of the other Fiduciaries, with respect to the duties set forth in Section 11.03 of the Plan and shall have no authority and responsibility with respect to:

(A)    the management of the Plan or in the administration of the Plan, which shall be the sole responsibility of the Administrator; and

(B)    any Part of the Fund, which shall be the sole responsibility of the Investment Committee and the Altria Stock Independent Named Fiduciary, Kraft Stock Independent Named Fiduciary and PMI Stock Independent Named Fiduciary, as allocated among them.

(3)     Altria Stock Independent Named Fiduciary.  The Altria Stock Independent Named Fiduciary shall have the responsibility, exclusive from the other Fiduciaries, as the Named Fiduciary with respect to the duties set forth in Section 11.05 of the Plan and shall have no authority or responsibility with respect to:

(A)    the management of the Plan or in the administration of the Plan, which shall be the sole responsibility of the Administrator; and

(B)     any Part of the Fund other than Part D of the Fund, which other Parts shall be the sole responsibility of the Investment Committee, the Kraft Stock Independent Named Fiduciary and the PMI Stock Independent Named Fiduciary as allocated among them.

(4)    Kraft Stock Independent Named Fiduciary.  The Kraft Stock Independent Named Fiduciary shall have the responsibility, exclusive from the other Fiduciaries, as the Investment Manager with respect to the duties set forth in Section 11.06 of the Plan and shall have no authority or responsibility with respect to:

(A)    the management of the Plan or in the administration of the Plan, which shall be the sole responsibility of the Administrator; and

(B)    any Part of the Fund other than Part I of the Fund, which other Parts shall be the sole responsibility of the Investment Committee, the Altria Stock Independent Named Fiduciary and the PMI Stock Independent Named Fiduciary as allocated among them.

(5)    PMI Stock Independent Named Fiduciary.   The PMI Stock Independent Named Fiduciary shall have the responsibility, exclusive from the other Fiduciaries, as the Investment Manager with respect to the duties set forth in Section 11.07(b) of the Plan and shall have no authority or responsibility with respect to:

(A)    the management of the Plan or in the administration of the Plan, which shall be the sole responsibility of the Administrator; and

(B)     any Part of the Fund other than Part K of the Fund, which other Parts shall be the sole responsibility of the Investment Committee, the Altria Stock Independent Named Fiduciary and the Kraft Stock Independent Named Fiduciary as allocated among them.

(6)    Investment Committee.   The Investment Committee shall have the responsibility, exclusive from the other Fiduciaries, as the Named Fiduciary with respect to the management or disposition of the Fund, except Part D of the Fund, Part I of the Fund and Part K of the Fund, including the appointment of an Investment Advisor to offer investment advice to Participants, Inactive Participants, Beneficiaries and Alternate Payees with respect to the investment of their Accounts under the Plan and shall have no authority or responsibility with respect to:

(A)    the management of the Plan or in the administration of the Plan, which shall be the sole responsibility of the Administrator;

(B)    Part D of the Fund, which shall be the sole responsibility of the Altria Stock Independent Named Fiduciary;

(C)    Part I of the Fund, which shall be the sole responsibility of the Kraft Stock Independent Named Fiduciary; and

(D)     Part K of the Fund, which shall be the sole responsibility of the PMI Stock Independent Named Fiduciary.

(c)     Counsel and Agent.  The Fiduciaries may employ counsel and agents and engage such clerical, financial, investment and actuarial services as they deem expedient.

(d)     Remuneration of Fiduciaries.  Any Fiduciary (other than an employee of a Participating Company) may receive from the Fund such reasonable remuneration for his services as the Investment Committee may from time to time determine.

(e)     Administrative Expenses.  All expenses incurred by a Fiduciary (other than a person who is not an employee of a Participating Company and whether such Fiduciary serves individually or as a member of a committee) in the administration of the Plan, management of Plan assets or otherwise, including compensation of such officers, actuary, counsel, agents or agencies as may be appointed or employed, shall be paid from the Fund to the extent authorized by the Investment Committee, and to the extent that the expenses are not paid by the Fund, shall be paid by the Participating Companies.

ARTICLE XII

AMENDMENT OR TERMINATION

12.01.   AMENDMENT OF THE PLAN

(a)    Power to Amend.  The Board may amend, retroactively or otherwise, suspend, or terminate the Plan or the Trust Agreement, in whole or in part; provided, however, that authority to amend the Plan is delegated to the following entities or individual where approval of the Plan amendment or amendments by the shareholders of Altria Group, Inc. is not required:

(1)    to the Committee, if the amendment (or amendments) will not increase the annual expenditure of the Plan by more than ten million dollars ($10,000,000); and

(2)    to the Administrator, as settlor, if the amendment (or amendments) will not increase the annual expenditure of the Plan by more than five-hundred thousand dollars ($500,000).

(b)    Reservation of Authority.  Notwithstanding the foregoing authority of the Board, the Committee and the Administrator to amend the Plan only the Administrator, upon the direction of the Investment Committee is authorized to amend the Plan to remove the Altria Stock Independent Named Fiduciary, the Kraft Stock Independent Named Fiduciary and the PMI Stock Independent Named Fiduciary and to appoint any successor thereto.

(c)     Authority of Participating Company.  Each Participating Company reserves the right to terminate its participation in the Plan, by delivering to the Trustee and the Committee a copy of such amendment, suspension or termination, as duly incorporated in a resolution of the Board or of the board of directors of such Participating Company, as the case may be.

(d)    Limitation on Authority of Board.   The Board shall have no power to:

(1)    increase the aggregate Operating Company Contribution and operating company contributions to the Salaried Plan and the Craft Plan for any year to an amount in excess of three percent (3%) of Consolidated Earnings for such year; or

(2)    cause or permit any part of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants, Inactive Participants and their Beneficiaries.

12.02.    TERMINATION OF THE PLAN

(a)    In General.  Upon the termination or partial termination of the Plan or upon complete discontinuance of contributions thereto, the rights of all Participants and Inactive Participants to amounts credited to the Participants’ and Inactive Participants’ Accounts shall be nonforfeitable. Upon the occurrence of any of such events, the Administrator and the Investment Committee, in accordance with the direction of the Board, shall direct the Trustee either:

(1)    to continue to act in accordance with the Plan and the Trust Agreement until all assets have been distributed in accordance with the Plan or until such time as the Board directs distribution in accordance with the provisions of Section 12.02(a)(2) of the Plan; or

(2)    to distribute all assets remaining in the Fund to Participants, Inactive Participants, their Beneficiaries, Alternate Payees or legal representatives in accordance with the Current Value of the Participants’ or Inactive Participants’ (or Beneficiaries’ or Alternate Payees’) Accounts, less the Current Value of the Participants’ or Inactive Participants’ Loan Accounts, as of a date to be determined by the Board.

(b)    Ongoing Powers.  The Administrator and Investment Committee shall continue to act with full powers hereunder until the completion of the distribution of such assets.

ARTICLE XIII

RESTRICTIONS ON ALIENATION AND ASSIGNMENT

13.01.    NONALIENATION OF ACCOUNTS

(a)    In General.  The right of any person to receive any distribution or to withdraw any amount pursuant to the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge or to the creation, assignment or recognition of a right to any benefits under the Plan and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same, or to create, assign or recognize a right to the same shall be void; nor shall said right be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any such person.

(b)    Exceptions.  Notwithstanding the preceding, payment(s) may be made from a Participant’s Accounts pursuant to:

(1)    a federal tax levy made pursuant to Section 6331 of the Code;

(2)    a judgment in favor of the United States resulting from an unpaid tax assessment;

(3)    a domestic relations order that has been determined to be a Qualified Domestic Relations Order; or

(4)    a judgment or settlement that orders or requires the Participant to pay an amount to the Plan in accordance with Section 401(a)(13)(C) of the Code and the amount so ordered or required is offset from the Participant’s or Inactive Participant’s Accounts.

ARTICLE XIV

GENERAL PROVISIONS

14.01.    NO CONTRACT OF EMPLOYMENT

The adoption and maintenance of the Plan shall not be deemed to constitute a contract between any Participating Company and any Employee or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of a Participating Company or to interfere with the right of any Participating Company to discharge any Employee at any time.

14.02.    ALTRIA STOCK VOTING

(a)    In General.  Full and fractional shares of Altria Stock invested in Part D (including both Subparts thereof) and allocated to any Account shall be voted by the Trustee in accordance with, and upon instructions of the Participant, Inactive Participant, Beneficiary or Alternate Payee given on forms provided for that purpose. Such forms, together with all information distributed to stockholders regarding the exercise of such rights, shall be provided to each Participant, Inactive Participant, Beneficiary or Alternate Payee whose Accounts are invested in Part D (including both Subparts thereof). Upon timely receipt of instructions, the Trustee shall vote such shares as so instructed. Shares of Altria Stock for which the Trustee has not received voting instructions shall be voted in accordance with the terms of the Trust Agreement.

(b)    Account Holder as Named Fiduciary.  A Participant, Inactive Participant, Beneficiary or Alternate Payee shall be the Named Fiduciary with respect to the voting and tendering of shares of Altria Stock invested in Part D and allocated to his Accounts.

14.03.    KRAFT STOCK VOTING

(a)    In General.   Full and fractional shares of Kraft Stock invested in Part I and allocated to any Account shall be voted by the Trustee in accordance with, and upon instructions of the Participant, Inactive Participant, Beneficiary or Alternate Payee given on forms provided for that purpose. Such forms, together with all information distributed to stockholders regarding the exercise of such rights, shall be provided to each Participant, Inactive Participant, Beneficiary or Alternate Payee whose Accounts are invested in Part I. Upon timely receipt of instructions, the Trustee shall vote such shares as so instructed. Shares of Kraft Stock for which the Trustee has not received voting instructions shall be voted in accordance with the terms of the Trust Agreement.

(b)    Account Holder as Named Fiduciary.   A Participant, Inactive Participant, Beneficiary or Alternate Payee shall be the Named Fiduciary with respect to the voting and tendering of shares of Kraft Stock invested in Part I and allocated to his Accounts.

14.04.    PMI STOCK VOTING

(a)    In General.  Full and fractional shares of PMI Stock invested in Part K and allocated to any Account shall be voted by the Trustee in accordance with, and upon instructions of the Participant, Inactive Participant, Beneficiary or Alternate Payee given on forms provided for that purpose. Such forms, together with all information distributed to stockholders regarding the exercise of such rights, shall be provided to each Participant,

Inactive Participant, Beneficiary or Alternate Payee whose Accounts are invested in Part K. Upon timely receipt of instructions, the Trustee shall vote such shares as so instructed. Shares of PMI Stock for which the Trustee has not received voting instructions shall be voted in accordance with the terms of the Trust Agreement.

(b)    Account Holder as Named Fiduciary.  A Participant, Inactive Participant, Beneficiary or Alternate Payee shall be the Named Fiduciary with respect to the voting and tendering of shares of PMI Stock invested in Part K and allocated to his Accounts.

14.05.    DENIAL OF CLAIMS FOR BENEFITS

(a)    Notice of Benefit Denial.  If the Administrator denies a request for a distribution of or a withdrawal from an Account, the Administrator will furnish to the Claimant a written explanation of the complete or partial denial of benefits under the Plan. This explanation will:

(1)    set forth the specific reason or reasons for the adverse determination;

(2)    refer to the specific provisions of the Plan on which it is based;

(3)    describe any additional material or information that may be needed for the claim to be processed;

(4)    explain why such additional material or information is necessary;

(5)    explain the Plan’s claim review procedure, including the time limits within which to file an appeal; and

(6)    include a statement of the right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

(b)    Timing of Denial Notice.  The explanation of the Administrator will normally be sent to the Claimant no more than 90 days after the claim for benefits was filed with the Administrator. However, if special circumstances require an extension of time to process the claim, the Claimant will be notified in writing of the circumstances that require the extension and the date by which the Administrator expects to render a decision. The Claimant will be notified of the decision of the Administrator no later than 180 days from the date the application for benefits was received. The explanation of the Administrator may be sent to the Claimant in writing or by electronic notification.

(c)    Request for Review of Denied Claim.  Within 60 days after receiving the notice of complete or partial denial by the Administrator, the Claimant may write to the Management Committee to request a full and fair review of the complete or partial denial by the Administrator. The request should be accompanied by any documents, records and other information relating to the claim for benefits that the Claimant has in support of the claim. The Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relating to the claim for benefits.

(d)    Notice of Denial On Review.  The Management Committee will send the Claimant its decision. Any decision of the Management Committee which completely or partially denies benefits will:

(1)    set forth the specific reason or reasons for the adverse determination;

(2)    refer to the specific provisions of the Plan on which it is based;

(3)    include a statement that the Claimant may receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relating to the claim for benefits;

(4)    include a statement describing any voluntary appeal procedures offered by the Plan and the right to obtain information about these procedures; and

(5)    include a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following the decision of the Management Committee.

(e)    Timing of Notice on Review.  A decision will be made by the Management Committee within sixty (60) days after it receives the written request for review. The review by the Management Committee will take into account all comments, documents, records and other information submitted by the Claimant without regard to whether such information was submitted or considered in the initial determination of the Administrator. However, if special circumstances require an extension of time for a decision, the Claimant will be notified in writing of the circumstances that require the extension and the date by which the Management Committee expects to render a decision. The Claimant will be notified of the decision of the Management Committee no later than 120 days from the date the application for benefits was received. The decision may be sent to the Claimant in writing or by electronic notification.

14.06.    QUALIFIED DOMESTIC RELATIONS ORDERS

(a)    Notice Upon Receipt.  Upon receipt of any judgment, decree or order (including approval of a property settlement agreement) pursuant to a State domestic relations law claimed to be a Qualified Domestic Relations Order, the Plan shall promptly notify the Participant or Inactive Participant whose Accounts may be subject thereto and any Alternate Payee specified therein of the receipt thereof and the Plan’s procedures for determining whether such judgment, decree or order is a Qualified Domestic Relations Order.

(b)    Determination of Qualification.  The Plan shall determine, within a reasonable period of time after receipt thereof, whether such judgment, decree or order is a Qualified Domestic Relations Order and shall notify the affected Participant or Inactive Participant and each Alternate Payee of such determination.

(c)    QDRO Procedures.  Reasonable procedures shall be established to determine whether a judgment, decree or order (including approval of a property settlement agreement) pursuant to a State domestic relations law is a Qualified Domestic Relations Order and to administer distribution of benefits pursuant to such Qualified Domestic Relations Order.

(d)    Separate Accounting.  Pending final determination as to whether a judgment, decree or order is a Qualified Domestic Relations Order by the Plan, a court of competent jurisdiction, or otherwise, the Trustee or Third-Party Recordkeeper shall separately account for that portion of the Participant’s or Inactive Participant’s Accounts which would have been payable to the Alternate Payee during such period if such order had been determined to be a Qualified Domestic Relations Order.

(1)    If, within the eighteen (18) month period beginning on the date on which the first payment would be required to be made under the claimed Qualified Domestic Relations Order, the judgment, decree or order is finally determined to be a Qualified

Domestic Relations Order, the Trustee shall be directed to pay the separately accounted for amounts (plus any interest thereon) to the Alternate Payee entitled thereto.

(2)    If, within the eighteen (18) month period beginning on the date on which the first payment would be required to be made under the claimed Qualified Domestic Relations Order, the judgment, decree or order is finally determined not to be a Qualified Domestic Relations Order, or no such determination has been made, the Trustee shall be directed to pay or credit the separately accounted for amounts (plus any interest thereon) to the Participant, Inactive Participant or Beneficiary entitled thereto as if no judgment, decree or order had been served. Any subsequent determination that such judgment, decree or order is a Qualified Domestic Relations Order shall apply to benefits paid or payable on or after the date of such determination.

14.07.    OFFSET FOR INDEBTEDNESS TO PARTICIPATING COMPANY

In case any person entitled to a distribution or entitled to withdraw any amount pursuant to ARTICLE VIII of the Plan shall be indebted to a Participating Company, the amount of such indebtedness shall be deducted from the amount of any such distribution or withdrawal, in accordance with regulations promulgated by the Department of the Treasury. The amount of such deduction shall be paid to the Participating Company.

14.08.    PAYMENTS TO INFANTS OR INCOMPETENTS

If any person entitled to a payment under the Plan is an infant, or if it is determined that any such person is incompetent by reason of physical or mental disability, the payments becoming due to such person may be made to another for his benefit, without any responsibility of the Administrator, the Trustee or the Third-Party Recordkeeper for the application of such payments. Payments made pursuant to such power shall operate, to the extent thereof, as a complete discharge of all obligations arising pursuant to the Plan and the Trust Agreement.

14.09.    UNCASHED CHECKS

(a)    Change of Address.  Each Participant, Inactive Participant, Beneficiary and Alternate Payee shall advise the Plan of his current address and shall notify the Third-Party Recordkeeper of any change in address.

(b)    Checks Outstanding After Three (3) Months.  If any check representing payment of a benefit under the Plan is not cashed within three (3) months from the date it is issued, the Third-Party Recordkeeper shall attempt to confirm the correct address. The Third-Party Recordkeeper shall then void any of the aforementioned checks and shall issue replacement checks with notice that any replacement checks not cashed within three (3) months shall also be voided. The Third-Party Recordkeeper shall void any replacement checks not cashed within three (3) months from the date of issue, and the funds shall not escheat to any state or revert to any party, but shall be treated as forfeited and applied to reduce the Operating Company Contribution on behalf of such Participant’s Participating Company for the year in which such Account is forfeited.

(c)    Payee Cannot Be Located.  In addition, if the Third-Party Recordkeeper is unable to locate a Participant, Inactive Participant, Beneficiary or Alternate Payee within six (6) months after all or any portion of an Account becomes payable (whether by operation of law, pursuant to the provisions of the Plan, or otherwise), the Third-Party Recordkeeper shall make all reasonable efforts to locate such Participant, Inactive Participant, Beneficiary or Alternate

Payee and shall mail a notice by certified mail to the last known address of such person. The notice shall state that, unless such Participant, Inactive Participant, Beneficiary or Alternate Payee contacts the Third-Party Recordkeeper in writing within sixty (60) days from the mailing of such notice, the Third-Party Recordkeeper may direct that the balance in such Participant’s, Inactive Participant’s, Beneficiary’s or Alternate Payee’s Account shall not escheat to any state or revert to any party, but shall be treated as forfeited and applied to reduce the Operating Company Contribution on behalf of such Participant’s Participating Company for the year in which such Account is forfeited.

(d)    Claim For Forfeited Benefit.  If a Participant, Inactive Participant, Beneficiary or Alternate Payee who has failed to cash a check representing payment of a benefit makes a claim for payment in the amount of the voided check, or if a Participant, Inactive Participant, Beneficiary or Alternate Payee who the Third-Party Recordkeeper has been unable to locate makes a claim for distribution of all or a portion of the balance in his Accounts, the amount so forfeited shall be restored from amounts forfeited and used to reduce the Operating Company Contribution on behalf of such Participant’s Participating Company in the same year as the year the amount is to be restored to such Participant, Inactive Participant, Beneficiary or Alternate Payee.

(1)    In the event there are insufficient forfeitures in that year from which to restore a Participant’s, Inactive Participant’s, Beneficiary’s or Alternate Payee’s Accounts, the Participant’s Participating Company shall make such additional contribution as is necessary to make up for any shortfall.

(2)    The Administrator may, in his sole discretion, credit the amount so restored with interest at the rate credited pursuant to Part C of the Fund (as defined in Section 9.02(a)(3) of the Plan) from the date of forfeiture to the date of restoration, or for such other period as the Administrator shall, in his sole discretion, determine. Such interest may be credited only if the Administrator determines that the amounts were forfeited due to the fault of the Participating Companies.

14.10.     ADMINISTRATIVE RESTRICTIONS

Notwithstanding the preceding provisions of the Plan, the Administrator may prevent a Participant, Inactive Participant, Beneficiary or Alternate Payee from exercising control over the investment of his Account, or from taking a loan, withdrawal or distribution from the Plan in those instances which the Administrator believes (or has good reason to believe) that the Participant, Inactive Participant, Beneficiary or Alternate Payee has been (or is expected to be) divested of all or a portion of the Account (for example, if a Federal tax levy has been served on the Administrator or his delegate or if the Administrator, in accordance with the procedures adopted pursuant to the provisions of this Plan, places a “freeze” on the Account in anticipation of the service of a judgment, decree or order believed to be a Qualified Domestic Relations Order), or if the Participant, Inactive Participant, Beneficiary or Alternate Payee has filed a change of address application with the Administrator. The Administrator may place such restrictions on an Account for as long as the Administrator may determine in his sole and absolute discretion.

14.11.    FIDUCIARY DISCRETION

Except in those cases in which the power of determination is expressly reserved to a Participating Company, the appropriate Fiduciary shall have full power and discretionary authority to determine all matters arising in the administration, interpretation and application of the Plan, including discretionary authority to construe Plan terms and provisions. The appropriate Plan Fiduciary shall also have discretionary power to determine all questions that arise under the Plan such as the eligibility of any employee of a Participating Company to participate in the Plan, to determine the amount of any benefit to which any person is entitled to under the Plan, to make factual determinations and to remedy any ambiguities, inconsistencies or omission of any kind. Benefits under the Plan will be paid only if the appropriate Fiduciary decides in his or its discretion that the applicant is entitled to them.

14.12.    APPLICABLE LAW

Except as otherwise required by ERISA, the Plan shall be construed and enforced and its provisions shall be administered according to the laws of the State of New York.

14.13.    USERRA

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Service in the Uniformed Services of the United States will be provided in accordance with Section 414(u) of the Code. Reasonable procedures may be adopted in compliance with Section 414(u) of the Code.

14.14.    PARTICIPATING COMPANY LEAVES CONTROLLED GROUP

(a)    In General.  If any Participating Company (or division, unit or part thereof) shall cease to be a member of the Controlled Group, such actions shall be taken with respect to employees and former employees (and their spouses and other beneficiaries) of such Participating Company (or division, unit or part thereof) who are Participants, Inactive Participants, Beneficiaries or Alternate Payees in accordance with the provisions of any agreement which causes such Participating Company (or division, unit or part thereof) to cease to be a member of the Controlled Group.

(b)    Power of Administrator.  Such actions may include, but are not limited to:

(1)    the transfer of the Accounts allocable to Participants (and their spouses and beneficiaries) of such Participating Company (or division, unit or part thereof) to the trust of another plan qualified under Section 401(a) of the Code;

(2)    the segregation of the Accounts of such Participants (and their spouses and beneficiaries) of such Participating Company (or division, unit or part thereof) in a separate trust forming part of a plan qualified under Section 401(a) of the Code; and

(3)    the retention of the Accounts of affected Participants (and their spouses and beneficiaries) in the Fund pending distribution pursuant to the provisions of ARTICLE VII of the Plan upon their separation from service;

provided, however, that in no event shall such action violate Section 414(l) of the Code.

ARTICLE XV FORMS;

COMMUNICATIONS; RULES AND PROCEDURES

15.01.    ADMINISTRATIVE FORMS; USE OF ELECTRONIC MEDIA

(a)    Administrative Forms.  Appropriate forms shall be provided as is deemed expedient in the administration of the Plan and no instrument for which a form is so provided shall be valid unless upon such form.

(b)    Use of Electronic Media.  Any Plan communication (including by way of example and not of limitation, an application for a Loan, confirmation of the loan application and acceptance by the Participant of the terms and conditions of any Loan that has been approved) may be made by electronic medium to the extent allowed by applicable law, and in accordance with the Code, ERISA, and any accompanying regulations, notice, or other guidance issued by the Internal Revenue Service or Department of Labor. Reasonable procedures may be adopted to enable a Participant, Inactive Participant, Beneficiary or Alternate Payee to make any election using electronic medium (including an interactive telephone system and a website on the Internet), to the extent permitted by applicable law.

15.02.    ADMINISTRATIVE COMMUNICATIONS

All communications concerning the Plan shall be in writing addressed to the Administrator or Third-Party Recordkeeper at such address or addresses as may from time to time be designated. No communication shall be effective for any purpose unless received by the Administrator or the Third-Party Recordkeeper.

15.03.    RULES AND PROCEDURES

Rules in connection with the administration of the Plan and procedures to be followed by Participants, Inactive Participants (and Beneficiaries and Alternate Payees) may be adopted from time to time by the Administrator or one or more of his delegates or assignees. Such rules and procedures may include, but are not limited to rules in connection with the making of contributions pursuant to ARTICLE IV of the Plan, the designation of a Beneficiary pursuant to Section 7.05 of the Plan; and the determination of whether a domestic relations order is a Qualified Domestic Relations Order pursuant to Section 14.06 of the Plan.

ARTICLE XVI

MERGER, ETC.

16.01.    MERGER OR CONSOLIDATION

In the case of any merger or consolidation of the Fund with, or transfer of the assets or liabilities of the Fund to, any trust holding assets of any other employee benefit plan, each Participant in the Plan must (if the Plan is then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had terminated.

ARTICLE XVII

LIMITATION ON ALLOCATIONS

17.01.    GENERAL RULE

The amount of Annual Additions (as defined in Section 17.03 of the Plan) for Plan Years beginning on and after January 1, 1983 allocated to a Participant’s accounts under the Plan and all other defined contribution plans qualified under Section 401(a) of the Code maintained by the Controlled Group shall be subject to the limitations of Section 17.02 of the Plan. If the allocation of Annual Additions to a Participant’s accounts for any Plan Year beginning on and after January 1, 1983 should exceed these limitations, such Annual Additions shall be reduced so that these limitations are not exceeded.

17.02.    LIMIT ON ALLOCATIONS FOR DEFINED CONTRIBUTION PLAN

Effective on and after January 1, 2002, and except to the extent permitted by Section 4.02 of the Plan and Section 414(v) of the Code, the maximum allocation of Annual Additions to Accounts of any Participant under the Plan and all other defined contribution plans qualified under Section 401(a) of the Code maintained by one or more members of the Controlled Group for any Plan Year on and after January 1, 2002, shall be the lesser of:

(a)    forty-thousand dollars ($40,000) (as adjusted for increases in the cost-of-living under Section 415(d) of the Code and applicable to the Plan Year coinciding with such calendar year to reflect cost of living adjustments in accordance with regulations prescribed by the Secretary of the Treasury); and

(b)    one hundred percent (100%) of such Participant’s compensation.

17.03.    ANNUAL ADDITIONS

Annual Additions means:

(a)    the Operating Company Contribution, Company Match Contribution and Make-up Contribution made by the Participating Companies in accordance with ARTICLE III of the Plan;

(b)    employee stock ownership credit contributions under any employee stock ownership plan;

(c)    Salary Reduction Contributions;

(d)    for Plan Years beginning after December 31, 1986, After-Tax Contributions; and

(e)    any forfeitures allocated to the Participant under any other defined contribution plan maintained by the Controlled Group.

EXHIBIT A

PARTICIPATING GROUPS

PARTICIPATING GROUP A

Philip Morris USA Inc. and its subsidiaries (employees of Philip Morris de Puerto Rico are not eligible to participate).